Private & Confidential                                     Execution copy

Dated 2 September 2011

ltaltractor I.T.M. S.p.A.
as Borrower

lntesa Sanpaolo S.p.A. as Arranger

lntesa Sanpaolo S.p.A. as ITM Facility Agent

lntesa Sanpaolo S.p.A. as lntercreditor Agent

Titan Europe pic and ltaltractor I.T.M. S.p.A.
as ITM Guarantors

and

The Financial Institutions listed in Schedule 1 as ITM Lenders

AMENDMENT AND RESTATEMENT AGREEMENT No. 2
relating to a Euro 130,000,000

FACILITY AGREEMENT
dated 2 February 2006 and amended and restated on 19 May 2009

1

Contents

Clause     Page

2

THIS AMENDMENT AND RESTATEMENT AGREEMENT No. 2 is dated 2 September 2011 and made in London BETWEEN:

(1)     ITALTRACTOR I.T.M. S.p.A. as Borrower;

(2)     TITAN EUROPE pic and ITALTRACTOR OPERATIONS S.p.A. as ITM
Guarantors;
(3)     INTESA SANPAOLO S.p.A. as Arranger;
(4)     INTESA SANPAOLO S.p.A. as ITM Facility Agent;

(5)     INTESA SANPAOLO S.p.A. as lntercreditor Agent; and

(6)     THE FINANCIAL INSTITUTIONS listed in schedule 1 (The ITM Lenders), as ITM Lenders. WHEREAS:
(A) This Amendment and Restatement Agreement No. 2 is supplemental to an agreement made between the same parties dated 2 February 2006, amended and restated on 19 May 2009 and further amended on 28 May 2010 and 18 October 2010 (the Principal Agreement), whereby the ITM Lenders agreed to make available to the Borrower a facility of up to Euro 130,000,000.00 upon the terms and subject to the conditions therein contained.

(B) The parties to the Principal Agreement have agreed to enter into this Amendment and Restatement Agreement No. 2 to amend certain provisions of the Principal Agreement upon satisfaction of the conditions precedent indicated in clause 7 (Conditions precedent).

NOW IT IS AGREED as follows:

1     Definitions and interpretation

1.1     Definitions in Principal Agreement

1.1.1
Unless the context otherwise requires and save as mentioned below, words and expressions defined in the Principal Agreement shall have the same meanings when used in this Amendment and Restatement Agreement.

1.1.2     In addition to the foregoing:

(a) in the Principal Agreement and in this Amendment and Restatement Agreement No. 2 the expression "Amendment and Restatement Agreement No. 2" shall mean this Amendment and Restatement Agreement No. 2; and

(b) the term "Effective Date" has the meaning given to it in clause 7.1 (Conditions precedent).

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1.2     Interpretation of Principal Agreement

References in the Principal Agreement to "this Agreement" shall unless the context otherwise requires, be references to the Principal Agreement as amended by this Amendment and Restatement Agreement No. 2 and words such as "herein", "hereof', "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Principal Agreement, shalf be construed accordingly.

1.3     Incorporation of certain references

Clauses 1.2 (Construction), 1.3 (Italian terms) and 1.4.1 (Third party rights) of the Principal Agreement shall be deemed to be incorporated in this Amendment and Restatement Agreement No. 2 in full, mutatis mutandis.

1.4     Designation

In accordance with the Principal Agreement, the parties hereto designate this Amendment and

Restatement Agreement No. 2 as an ITM Finance Document.

2    Amendments to the Principal Agreement

With effect from the Effective Date the Principal Agreement shalf be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 2 (Amended and Restated Agreement).

3    Representations and warranties

Each of the Obligors makes the representations and warranties set out in this clause 3 (Representations and warranties) on the date of this Amendment and Restatement Agreement No. 2 and the Effective Date.

3.1     Representations and warranties in Principal Agreement

The Repeating Representations are true and correct as if made at the date of this Amendment and Restatement Agreement No. 2 (or the Effective Date, as applicable) with reference to the facts and circumstances existing at such date.

3.2     Corporate power
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Amendment and Restatement Agreement No. 2 and the transactions contemplated by this Amendment and Restatement Agreement No. 2

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3.3     Binding obligations
The obligations expressed to be assumed by it in this Amendment and Restatement Agreement No. 2 are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to clause 4 (Conditions of Utilisation) and Schedule 2 (Conditions Precedent) of the Principal Agreement, legal, valid, binding and enforceable obligations.

3.4     No conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, this Amendment and Restatement Agreement No. 2 do not and will not conflict with:

3.4.1    any law or regulation applicable to it;

3.4.2    its or any of its Subsidiaries' constitutional documents, or

3.4.3    any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets.

3.5     Consents obtained

All Authorisations required or desirable:

3.5.1    to enable it lawfully to enter into, exercise its rights and comply with its obligations in this

Amendment and Restatement Agreement No. 2, and

3.5.2	to make this Amendment and Restatement Agreement No. 2 admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

3.6     No filings required

Under the law of its jurisdiction of incorporation it is not necessary that this Amendment and Restatement Agreement No. 2, any Security Document or any amendments to the Security Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Amendment and Restatement Agreement No. 2, any Security Document or any amendments to the Security Documents or the transactions contemplated by this Amendment and Restatement Agreement No. 2, any Security Document or any amendments to the Security Documents, except for any taxes imposed by Italy and required in connection with the Security Documents or as applicable upon occurrence of a "caso d'uso" (case of use) or of "enunciazione" (explicit reference), according to articles 6 and 22 of the Presidential Decree n. 131, dated 26 April 1986.

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4     Confirmation of the Guarantor

Each ITM Guarantor acknowledges the amendment and restatement of the Principal Agreement pursuant to clause 2 (Amendments to the Principal Agreement) of this Amendment and Restatement Agreement No. 2. Each ITM Guarantor acknowledges and agrees that the amendments to the Principal Agreement set forth in this Amendment and Restatement Agreement No. 2 shall not constitute for the purposes of the Security Documents and the guarantee granted by it pursuant to clause 17 (Guarantee and indemnity) of the Principal Agreement, novation of any of the obligations thereunder and confirms that, subject to any amendments to the Security Documents, its obligations under the ITM Finance Documents (including, for the avoidance of doubt, clause 17 (Guarantee and indemnity) of the Principal Agreement, and the Security Documents) and any Security, guarantee, suretyship and indemnity provided pursuant thereto, remain in full force and effect.

5    Fees and expenses

5.1     Expenses

Within 5 Business Days of the date of this Amendment and Restatement Agreement No. 2 the Borrower shall pay the ITM Facility Agent and the Arranger the amount of all costs and expenses (including legal fees) incurred by any of them in connection with the negotiation, preparation, printing and execution of this Amendment and Restatement Agreement No. 2 and any other related document.

5.2     Stamp and other duties

The Borrower shall pay and, within three Business Days of demand, indemnify each ITM Finance Party against any cost, loss or liability that that ITM Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Amendment and Restatement Agreement No. 2 and any other related document.

5.3     Fee
The Borrower shall pay to the ITM Facility Agent (for the account of the ITM Lenders) a fee in the amount of €421,818 (the Upfront Fee). The Upfront Fee shall be payable to the ITMFacility Agent (for the account of the ITM Lenders) as follows:

(a)	50% by no later than the date falling 10 Business Days from the date of this Amendment and Restatement Agreement No. 2; and

(b) 50% by no later than 30 September 2011.

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6     Miscellaneous

6.1     Continuation of Finance Documents

6.1.1
Save as amended by this Amendment and Restatement Agreement No. 2, the provisions of the Finance Documents shall continue in full force and effect and the Principal Agreement and this Amendment and Restatement Agreement No. 2 shall be read and construed as one instrument.

6.1.2
It is hereby acknowledged and agreed that the amendments to the Principal Agreement set forth in this Amendment and Restatement Agreement No. 2 shall not constitute for the purposes of the Security Documents and the guarantee granted by the ITM Guarantors pursuant to clause 17 (Guarantee and indemnity) of the Principal Agreement, novation of any of the obligations thereunder and, therefore, the parties hereto acknowledge and agree on the continuation of the Security created under the Security Documents.

6.2     Counterparts
This Amendment and Restatement Agreement No. 2 may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

6.3     Partial invalidity
If, at any time, any provision of this Amendment and Restatement Agreement No. 2 is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision in any other respect or under the law of any other jurisdiction will be affected or impaired in any way.

6.4     No waiver

Save as specifically set out in this Amendment and Restatement Agreement No. 2, no waiver of any provision of any ITM Finance Document is given by the terms of this Amendment and Restatement Agreement No. 2 and the ITM Lenders expressly reserve all their rights and remedies in respect of any breach of, or other Default under the ITM Finance Documents.

6.5     Italian Transparency Provisions- Summary sheet ("Documento di Sintesi')

For the purposes of the transparency provisions set forth in the CICR Resolution of 4 March 2003 and in the "Disposizioni sulfa trasparenza delle operazioni e dei servizi bancari e finanziari" issued by the Bank of Italy and amended from time to time, each party he to acknowledges and confirms that:

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6.5.1	it has appointed and has been assisted by its respective legal counsel in connection with the negotiation, preparation and execution of this Amendment and Restatement Agreement No. 2; and

6.5.2
this Amendment and Restatement Agreement No. 2, and all of its terms and conditions, including the recitals and the schedules hereto, have been specifically negotiated {in Italian, "oggetto di trattativa individuate") between the parties hereto.

7    Conditions precedent

7.1     Conditions precedent

The amendments to be made to the Principal Agreement by this Amendment and Restatement Agreement No. 2 shall take effect on and from the date on which the ITM Facility Agent notifies the Company and the ITM Lenders in writing that it has received the following documents in form and substance satisfactory to it (the Effective Date):

7.1.1     any Security Document (other than the lntertractor 2011 Share Pledge) or amendment to the
Security Documents in form and substance satisfactory to the ITM Facility Agent;

7.1.2
satisfactory evidence that all corporate approvals which are required by the Obligors to approve the terms of, and the transactions contemplated by, this Amendment and Restatement Agreement No. 2, any Security Document or any amendments to the Security Documents have been obtained, including a transcript, certified as true by a Director of the Company, of resolutions of the Board of Directors of the Obligors evidencing approval of this Amendment and Restatement Agreement No. 2, any Security Document or any amendments to the Security Documents and related documents and authorising its appropriate officers to execute and deliver this Amendment and Restatement Agreement No. 2, any Security Document or any amendments to the Security Documents and related documents and to give all notices and take all other action required by the Obligors under this Amendment and Restatement Agreement No. 2, any Security Document or any amendments to the Security Documents;

7.1.3	specimen signatures of the persons authorised in the resolutions of the Board of Directors referred to in clause 7.1.2 above if different from those delivered in relation to the Principal Agreement;

7.1.4
a copy of any other Authorisation or other document, opinion or assurance which the ITM Facility Agent considers to be necessary or desirable following a change in law, banking regulations or banking practice in connection with the entry into and performance of the transactions contemplated by this Amendment and Restatement Agreement No.2, any Security Document or any amendments to the Security Documents or for the validity and enforceability of this Amendment and Restatement Agreement No. 2, any Security Document or any amendments to the Security Documents; and

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7.1.5    evidence that the fees, costs and expenses then due from the Borrower pursuant to clause 5

(Fees and expenses) above have been paid.

7.2     Further conditions precedent

The ITM Facility Agent shall only give notice pursuant to clause 7.1 (Conditions precedent)

above if on the date of such notice:

7.2.1	the representations and warranties set out in clause 3 (Representations and warranties) above are true and correct; and

7.2.2     no Default has occurred and is continuing under the ITM Finance Documents.

8     Conditions subsequent

8.1
Within 20 Business Days following the Effective Date, the Borrower shall deliver to the ITM Facility Agent a copy, certified as a true copy by a Director of the Company, of the original resolutions of the Board of Directors of the Borrower and ITM, duly signed and recorded in the relevant minute books, evidencing approval of this Amendment and Restatement Agreement No. 2, any Security Document or any amendments to the Security Documents and related documents and authorising its appropriate officers to execute and deliver this Amendment and Restatement Agreement No. 2, any Security Document or any amendments to the Security Documents and related documents and to give all notices and take all other action required by the Borrower and ITM under this Amendment and Restatement Agreement No. 2, any Security Document or any amendments to the Security Documents.

8.2
Within 30 days following the date of this Amendment and Restatement Agreement No. 2, the Company and the ITM Facility Agent shall agree a revised hedging policy setting out provisions relating to Hedging Agreements to be entered into pursuant to the Principal Agreement, in the same format as the Hedging Policy.

8.3
Within 30 days following the Effective Date, the Obligors shall procure that the shareholders of lntertractor enter into a new pledge agreement (the lntertractor 2011 Share Pledge) granting a pledge over 100% of the share capital of lntertractor in favour of the lntercreditor Agent for the benefit of the Secured Parties, such pledge agreement to be in form and substance reasonably satisfactory to the lntercreditor Agent and substantially the same form as the lntertractor Share Pledge and to be executed before a notary in Germany.

8.4
Within 10 Business Days following the date of this Amendment and Restatement Agreement No. 2, the Obligors shall procure that the following legal opinions are delivered to the ITM Facility Agent in form and substance satisfactory to the ITM Facility Agent:

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8.4.1
a legal opinion of Gateley LLP as English legal advisers to the Company on power, capacity and due authorisation of the Company in substantially the same form as the legal opinion of HBJ Gateley Wareing issued on 19 May 2009 in connection with the Amendment and Restatement Agreement No. 1; and

8.4.2	a legal opinion of Gianni, Origoni, Grippo & Partners as Italian legal advisers to the Obligors on power, capacity and due authorisation of the Borrower, ITM and NewCo.

9    Governing Law

This Amendment and Restatement Agreement No. 2 shall be governed by English law.

10     Enforcement

The provisions of clause 38. (Enforcement) of the Principal Agreement shall apply mutatis mutandis to this Amendment and Restatement Agreement No. 2 as if set out in this Amendment and Restatement Agreement No. 2 in full.

IN WITNESS whereof the parties hereto have caused this Amendment and Restatement Agreement

No. 2 to be duly executed the day and year first above written.

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EXECUTION PAGE

THE COMPANY

TITAN EUROPE PLC

acting by a director:

Director

THE BORROWER

ITALTRACTOR I.T.M. S.P.A. acting by a director:
Director

THE ITM GUARANTORS TITAN EUROPE PLC

acting by a director:

Director

ITALTRACTOR OPERATIONS S.P.A.

acting by a director:

Director

THE ARRANGER

SIGNED by

for and on behalf of
INTESA SANPAOLO S.P.A. pursuant to a power of attorney

11

THE INTERCREDITOR AGENT

SIGNED by

for and on behalf of

INTESA SANPAOLO S.P.A.

pursuant to a power of attorney

THE ITM FACILITY AGENT

SIGNED by     ..
for and on behalf of

INTESA SANPAOLO S.P.A.

pursuant to a power of attorney

THE ITM LENDERS SIGNED by

for and on behalf of

INTESA SANPAOLO S.P.A.

pursuant to a power of attorney

SIGNED by

for and on behalf of

UNICREDIT S.P.A.

pursuant to a power of attorney

12

Schedule 1

The ITM Lenders

Name of the ITM Lender
Intesa Sanpalo S.p.A
Unicredit S.p.A

13

Schedule 2

Amended and Restated Agreement

14

Private & Confidential                                     Execution copy

Dated 2 February 2006
and amended and restated on 19 May
    2009 and 2 September 2011

ltaltractor I.T.M. S.p.A. as Borrower

lntesa Sanpaolo S.p.A. as Arranger

lntesa Sanpaolo S.p.A. as ITM Facility Agent

lntesa Sanpaolo S.p.A. as lntercreditor Agent

Titan Europe pic and ltaltractor Operations S.p.A. as ITM Guarantors

and

The Financial Institutions listed in Part 2 of Schedule 1 as Original lTM Lenders

FACILITIES AGREEMENT

A
NORTON ROSE

1

Contents

Clause     Page

2

19     Information undertakings .............................................................................................................62

20     Financial covenants .....................................................................................................................66

21     General undertakings...................................................................................................................57

22     Events of Default..........................................................................................................................71

SECTION 9 CHANGES TO PARTIES.................................................................................................78

23     Changes to the ITM Lenders .......................................................................................................78 ·

'24	Changes to. the Obligors ..........................,.......:. .........................................;.................................81·

3

4

5

THIS AGREEMENT is dated 2 February 2006 and amended and restated on 19 May 2009 and 2

September 2011 and made in London between:

(1)     ltaltractor Operations. S.p.A. ("ITM" or the "Borrower");

(2)     lntesa Sanpaolo S.p.A. (formerly Banca lntesa S.p.A.) as mandated lead arranger (the

"Arranger");

{3)     Titan Europe pic and ltaltractor Operations S.p.A. ("ITO") as guarantors (the "ITM Guarantors");

(4)     The Financial Institutions listed in Part 2 of Schedule 1 (the Original Parties) as lenders (the

"Original ITM Lenders");

(5)     lntesa Sanpaolo S.p.A. (formerly Banca lntesa S.p.A.} as agent of the other ITM Finance

Parties (the "ITM Facility Agent");

(6)     lntesa Sanpaolo S.p.A. (formerly Banca lntesa S.p.A.) as intercreditor agent of the Secured

Parties (the "lntercreditor Agent").

WHEREAS:
(A) the Company has acquired the Rome Group (as defined below) through the acquisition of the entire share capital of NewCo, 17.74 per cent. of the shares in ITM (all as defined below) and 1 per cent. of the shares in ltaltractor ITM S.A. a company incorporated and existing under the laws of the Grand Duchy of Luxembourg and having its registered office at 23 Avenue Monterey, L-2086, Luxembourg (Luxco) pursuant to the Acquisition Documents (as defined below) (the "Acquisition"). The 1 per cent of the shares in Luxco were subsequently transferred to NewCo (as defined below);

(B) the Company's enlarged share capital has been admitted to trading on the alternative investments market ("AIM"} in accordance with the rules of AIM (the "Admission") on the basis of, inter alia, an admission document dated 7 December 2005 prepared for the purpose of filing the application for the Admission (the "Admission Document");

(C) the Company wishes to secure the financial means to implement a restructuring plan of certain outstanding indebtedness of the Rome Group and has requested that the Facility be made available to the Borrower;

(D) the Company has further requested that a €40,000,000 facility is provided to ITO as part of the restructuring plan referred to in recital (C) above (the "ITO Facility");
;

(E)    on 1 January 2007 Banca lntesa S.p.A. changed its corporate name to lntesa Sanpaolo S.p.A.;

(F)
on 20th October 2008 Banca di Roma S.p.A. and Bipop Carire S.p.A., inter alias, were merged into and formed part of Unicredit S.p.A., which became the legal successor in all the rights and obligations of Banca di Roma S.p.A. and Bipop Carire S.p.A.. On the same date Unicredit S.p.A. assigned its Corporate line of business (Ramo di Azienda Corporate) (comprehensive of any right and obligation formerly of Banca di Roma S.p.A. and Bipop Carire S.p.A. pertaining to this Agreement) to Unicredit Corporate Banking S.p.A. Subsequently, as of 1 November 2010, Unicredit Corporate Banking S.p.A has been merged into and is now part of Unicredit S.p.A., which became the legal successor in all the rights and obligations of Unicredit Corporate Banking S.p.A.;

(G)     pursuant to a resolution passed at an extraordinary shareholders' meeting of 19 December

2006, NewCo S.p.A. changed its corporate name to "Titan ITM Holding S.p.A." and its registered office was moved to Crespellano (Bologna), Via Confortino no. 23/28, Localita Calcara;

(H) the Revolving Facility has been repaid in full by the Borrower and automatically cancelled at the end of the relevant Availability Period;

·(I) pursuant to the Amendment and Restatement Agreement No.1 the Parties agreed to amend the repayment schedule in respect of the loans outstanding under the Facility as at the date of the Amendment and Restatement Agreement No.1;

{J) the.principal amount outstanding ofthe loans made under the Term Loan Facility as at the date of the Amendment and Restatement Agreement No. 2 is €72,000,000 and the Borrower has requested (amongst other amendments) that such principal amount be divided into two Term Loans, being the Term Loan A in a principal amount of €60,000,000, and the Term Loan B in a principal amount of €12,000,000.

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1     Definitions and interpretation

1.1     Definitions

In this Agreement, including the recitals:

"Acquisition" has the meaning given to it in recital (A).

"Acquisition Documents" means:

(a) a share option agreement dated 18 July 2005 and entered into by the Shareholders in NewCo and lTM in favour of the Company (as amended on 7 December 2005 (the "Option Agreement"));

(b) an option notice dated 7 December 2005 from the Company to the shareholders of

NewCo and ITM (the "Option Notice"); and

(c) any other document entered into or to be entered into for the purpose of implementing the transaction contemplated in the Option Agreement.

"Admission" has the meaning given to it in recital (B).

"Admission Document" has the meaning given to it in recital (B).
"Affiiiate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"AIM" has the meaning given to it in recital (B).

"Amendment and Restatement Agreement No.1" means the amendment and restatement agreement dated 19 May 2009, whereby the Parties hereto have amended and restated this Agreement upon the terms and subject to the conditions set out therein.

"Amendment and Restatement Agreement No.2" means the amendment and restatement agreement dated 2 September 2011, whereby the Parties hereto have amended and restated this Agreement upon the terms and subject to the conditions set out therein.

"Approved Market" means either (i) AIM; or (ii) the Official List of the London Stock Exchange or any other recognised investment exchange, reasonably acceptable to the lntercreditor Agent.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

"Availability Period" means:

(a) in relation to the Revolving Facility, the period from and including the date of this

Agreement to and including 31 May 2007; and

(b) in relation to the Term Loan Facility, the period from and including the date of this

Agreement to and including 31January 2008.

"Available Commitment" means, in relation to a Facility, an ITM Lender's Commitment under that Facility minus:

(a) the amount of its participation in any outstanding Loans under that Facility; and

(b) in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date,

other than, in relation to any proposed Utilisation under the Revolving Facility, that ITM Lender's participation in any Revolving Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

"Available Facility" means, in relation to a Facility, the aggregate for the time being of each

ITM Lender's Available Commitment in respect of that Facility.

"Bond" means the "€100,000,000, 6.5% Guaranteed Notes due 2004" issued by Luxco and guaranteed by ITM (ISIN code no. XS0141764620).

"Bond Account" means the account held with lntesa Sanpaolo S.p.A (formerly Banca lntesa S.p.A.) in the name of the Company into which the Notes must be deposited following their purchase or redemption.

"Break Costs" means the amount (if any) by which:

(a)
the interest which an ITM Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principalamount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b) the amount which that ITM Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Milan and London and which is also a TARGET Day.

"Business Plan" means business plan for the Titan Group for the period 2011 to 2015 dated
April 2011, a copy of which is in the agreed form, as revised from time to time in accordance with the ITM Finance Documents and in consultation with the ITM Facility Agent.

"Cashflow" means, in respect of any period, cash generated from operations, less income taxes paid, less net cash used in investing activities, less dividends paid, plus any proceeds from the issue of shares, and provided that no amount is taken into account more than once.

"Calculation Date" means 31 December 2009 and each 30 June and 31 December in each year thereafter until the end of the Facility Period.

"Commitment" means the Term Loan Commitment or the Revolving Facility Commitment.

"Company" means Titan Europe pic, a public limited company incorporated and existing under the laws of England and Wales with company number 03018340 and having its registered office at Bridge Road, Coakley, Kidderminster, Worcestershire, DY10 3SD, United Kingdom.

"Compliance Certificate" means a certificate substantially in the form set out in Schedule 6

(Form of Compliance Certificate).

"Consolidated Net Interest Payable" means, in respect of any relevant period, the aggregate amount of the interest (including the interest element of leasing and hire purchase payments and capitalised interest), commission, fees, discounts and other finance payments payable by any member of the Titan Group (including any commission, fees, discounts and other finance payments payable by any such member of the Titan Group under any hedging arrangement but deducting any commission, fees, discounts and other finance payments receivable by it under any interest rate hedging instrument) in respect of Financial Indebtedness but· deducting any other interest receivable by any member of the Titan Group on any deposit or bank account and any interest payable in respect of the Convertible Credits and excluding any interest charged (but not payable) as a result of the fair value adjustment of the Convertible Credits and other loans under the Framework Agreement.

"Convertible Credits means the portion of the consideration payable by the Company to the Existing Banks under the Framework Agreement, together with accrued interest on such consideration, the payment of which is deferred to a date falling on the eighth anniversary of the Framework Agreement (which indebtedness and interest may be converted, at the option of an Existing Bank, into shares in the Company).

"Currently Planned Financial Indebtedness" means additional Financial Indebtedness from time to time to be incurred by members of the Titan Group not exceeding in any financial year

€5,000,000 in aggregate in respect of general borrowings and €6,000,000 in aggregate in respectoffinanceleases.

"Debt Service" means, in respect of any period, the aggregate of all cash payments made by the Titan Group in such period in respect of:
(a) interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Financial Indebtedness excluding such items relating to intra-group indebtedness; and

(b) repayments and prepayments of Financial Indebtedness, excluding

(i)     any prepayment made under clause 7.6 (Mandatory prepayment - Excess

Cashflow);

(ii)	any amounts falling due under Short Term Financial Indebtedness (except in . respect of Short Term Financial Indebtedness that is accelerated or terminated); and

(iii)    repayments of intra-group indebtedness

and provided that no amount is taken into account more than once.

"Debt Service Cover Ratio" means, in respect of any period, the ratio of Cashflow to Debt

Service.

"Default" means ali Event of Default or any event or circumstance specified in clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the ITM Finance Documents or any combination of any of the foregoing) be an Event of Default.

"Disruption Event" means either or both of:

(a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the ITM Finance Documents to be carried out)which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b) the occurrence of any other event which results in a disruption (of a technical or systems related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)     from performing its payment obligations under the ITM Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the ITM Finance Documents,

(and which (in either such case)) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

"Distribution" means any payment of dividends or other distribution (whether in cash or in kind) and any bonus issue or any return of capital including any payment in respect, or on the redemption, of any share capital whether at a premium or otherwise.

"EBITDA" means, in respect of any period, the consolidated profit on ordinary activities of the

Titan Group for such period:

{a)	before any exceptional items and extraordinary items (including any costs of restructuring the Titan Group following the Acquisition);

(b) after deducting (to the extent otherwise included) any gain over book value earned by a member of the Titan Group, and after adding back (to the extent otherwise deducted) any loss against book value incurred by a member of the Titan Group, on:

{iv)	a disposal of an asset (not being an asset disposed of in the ordinary course of trading); and/or

(v)     a revaluation of an asset.

(c) after adding back (to the extent otherwise deducted) the costs for the Acquisition and any amortisation thereof;

(d) after adding back {to the extent otherwise deducted) amortisation and impairment charges in relation to goodwill and other intangible assets;

{e) after adding back (to the extent otherwise deducted) depreciation and impairment charges;

(f)     before any deduction for interest payable by any member of the Titan Group;
(g)     before Tax;
(h) before taking into account the applicable share of any profit (except to the extent received by a member of the Titan Group in cash) or loss of any joint venture, associate or other person which is not a member of the Titan Group;

(i)	before provision for any employee costs arising from share options or other employee share incentives; and

j)     after deducting (to the extent otherwise included) profits {or adding back losses)

attributable to minority interests in members of the Titan Group,

in each case for such period. When used in relation to an individual member of the Titan Group, "EBITDA" shall be construed to mean the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA, mutatis mutandis) of that member of the Titan Group calculated on an unconsolidated basis.

"EURIBOR" means, in relation to any Loan:

(a)     the applicable Screen Rate; or

(b) (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the ITM Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

"euro" and "€" means the single currency of the Participating Member States.

"Event of Default" means any event or circumstance specified as such in clause 22 (Events of

Default).

"Excess Cashflow·means for aliy financial year of the Titan Group, the amount by which the aggregate of:

(a)     Cashflow; less

(b) any of such Cashflow generated by any member of the Titan Group which the relevant member of the Titan Group is not permitted to distribute lend or transfer to the Rome Group or Titan Europe or where to do so would cause material taxation or other liabilities to be incurred; less

(c) provision for any Distribution to be made by Titan Europe pic in respect of such financial year (unless such Distribution is prohibited under this Agreement);

exceeds 140% of Debt Service for such financial year.

"Existing Banks" means collectively Abaxbank S.p.A., Banca Agricola Mantovana S.p.A., Banca CRV Cassa di Risparmio eli Vignola S.p.A., Unicredit S.p.A (formerly Unicredit Corporate Banking S.p.A, Banca di Roma S.p.A and Bipop Carire S.p.A}, lntesa Sanpaolo S.p.A. (formerly Banca lntesa S.p.A.), Banca Monte dei Paschi di Siena S.p.A., Banca Nazionale del

Lavoro S.p.A., Banca Popolare deii'Emilia Romagna S.p.A., Banco di Sicilia S.p.A., Banco Popolare di Verona e Novara S.c.r.l, Centrobanca S.p.A., Credito Emiliano S.p.A., lnterbanca S.p.A., S.p.A., Mediocredito Trentino S.p.A., Meliorbanca S.p.A., CARISBO - Cassa di Risparmio In Bologna S.p.A, Unicredit Banca Mediocredito S.p.A. and "Existing Bank" means any one them.

"Existing Debt Chart" means a paper describing all Financial Indebtedness owed by the Rome

Group to third parties under existing facilities pre completion of the Acquisition.

"Existing Secured Facilities" means collectively: (a) the $24,385,000 facility owed by lntertractor America Co. as borrower to La Salle Bank N.A.; and (b) the Reals 29,251,000 facility owed by ltaltractor Brazil to Banco National do Desenvolvimento.

"Extension Option" means the option to extend the maturity of all or any part of the Loan B outstanding as at the Termination Date in accordance with clause 6.3 (Extension Option).

"Facility" means the Revolving Facility or the Term Loan Facility.

"Facility Office" means the office or offices notified by an ITM Lender to the ITM Facility Agent in writing on or before the date it becomes an ITM Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"Facility Period" means the period from the date of this Agreement until all amounts (actual or contingent) payable by any Obligor under the ITM Finance Documents have been unconditionally and irrevocably paid or discharged in full by or on behalf of such Obligor to the satisfaction of the ITM Finance Parties.

"Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Arranger, the lntercreditor Agent, the ITM Facility Agent and the Company setting out any of the fees referred to in clause 11 (Fees).

"Financial Covenants" means the covenants contained in clause 20 (Financial covenants).

"Financial Indebtedness" means any indebtedness for or in respect of:

(a)     moneys borrowed;
(b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument (including the Convertible Credits);

(d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, lAS or IFRS (as applicable), be treated as a finance or capital lease;
e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market valueshall be taken into account);

(h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

"Financial Quarter Day" means each 31 March, 30 June, 30 September and 31 December in any year.

"First Repayment Date" means 31 January 2011.

"First Triggering Date" means the date (being not earlier than the First Repayment Date) on which the Borrower delivers a Compliance Certificate showing that the Net Financial Indebtedness to EBITDA ratio is equal to or Jess than 3:1.

"Framework Agreement" means an agreement entered or to be entered into on or around the
21 December 2005 between, inter alios, the Existing Banks and the Company providing, inter alia, for the without recourse assignment to the Company of certain existing indebtedness of the Rome Group owed to the Existing Banks.

"GAAP" means:

(a) in relation to the Borrower and ITM, generally accepted accounting principles in Italy; and

(b) in relation to the Company, generally accepted accounting principles in the United Kingdom.

"Group" means the Titan Group or the Rome Group.

"Hedging Policy" means the provisions relating to Hedging Agreements set out in Schedule 10 (Hedging Policy),
as revised from time to time in accordance with the ITM Finance Documents and in consultation with the ITM Facility
Agent
"Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

"lAS" means the International Accounting Standards, as amended, replaced or supplemented from time to time by the InternationalFinancial Reporting Standards.

· "IFRS" means International Financial Reporting Standards issued and/or adopted by the

International Accounting Standards Board.

"lntercreditor Deed" means the. intercreditor deed dated as of the date hereof between inter alia the Obligors, the lntercreditor Agent, the ITM Facility Agent, the ITM Lenders and the ITM Lenders.

"Interest Payment Date" means:
(a)     in respect of a Term Loan, each 31 January, 30 April, 31 July and 31 October in any year;
(b)     in respect of the Revolving Loan, the last Business Day of each Month in any year.

"Interest Period" means, in relation to a Loan, each period determined in accordance with clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 8.3 (Default interest).

"lntertractor" means Titan lntertractor GmbH, a joint stock company incorporated and existing under the laws of Germany and having its registered office at Hagener Strasse 325, D-58285 Gevelsberg, Germany.

"lntertractor Acknowledgement of Debt" means the agreement acknowledging the debt owed by the Obligors to the ITM Finance Parties to be entered into by the Obligors in form and substance reasonably satisfactory to the lntercreditor Agent.

"lntertractor Share Pledge" means a pledge agreement granting a pledge over 100% of the share capital of lntertractor for the benefit of the Secured Parties to be entered into by the shareholders in lntertractor in form and substance reasonably satisfactory to the lntercreditor Agent.

"lntertractor 2011 Share Pledge" means a pledge agreement granting a pledge over 100% of the share capital of lntertractor for the benefit of the Secured Parties to be entered into by the shareholders in lntertractor pursuant to the Amendment and Restatement Agreement No.2 in form and substance reasonably satisfactory to the lntercreditor Agent and substantially the same form as the lntertractor Share Pledge.

"lntertractor USA" means lntertractor America Co., a company incorporated and existing under the laws of the state Wisconsin and having its registered office at 960 Proctor Drive, 53121 Elkhorn (WI), United States of America.

"lntertractor USA Share Pledge" means a pledge agreement granting a first priority pledge over 100% of the shares of ltaltractor USA in favour of the Secured Parties to be entered into by the shareholders in lntertractor USA in accordance with clause 21.9.2 in form and substance reasonably satisfactory to the lntercreditor Agent.

"Italian Resident Lender" means an institution which, at any time:

(a)	is authorised or licensed to carry out banking activities within the territory of Italy pursuant to Legislative Decree No. 385 dated 1 September 1993; or

(b) is a financial institution pursuant to Article 107 of Legislative Decree No. 385 dated 1 September 1993; or

(c)	is a branch office iri Italy of an institution which is authorised or licensed in a country which is a member state of the European Union to carry out banking activities; and

(d)     in each case is deemed to be tax resident in Italy pursuant to applicable Italian tax laws.

"Italian Security Documents" has the meaning given to it in the lntercreditor Deed.

"ltaltractor Brazil" means ltaltractor Landroni Ltda, a company incorporated and existing under the laws of Brazil and having its registered office at Rodovia Edgard Maximo Zambotto, km 79, Atibaia (SP), Brazil.

"Italy" means the Italian Republic.
"ITM" means ltaltractor I.T.M. S.p.A., a joint stock company (societa per aziom) incorporated and existing under the laws of Italy and having its registered office at Zona lndustriale Loc. Betlemme, 85100 Potenza, Italy.

"ITM Finance Document" means:

(a)     this Agreement;
(b)    any Fee Letter;

(c) the ITO Facility Agreement;

(d)     the lntercreditor Deed;

(e)      any ITM Hedging Agreement;
(f)     any Security Document;
(g)     the Amendment and Restatement Agreement No. 1

(h)     the Amendment and Restatement Agreement No. 2; and

(i) ·    any other document designated as such by the lntercreditor Agent and the Borrower.

"ITM Finance Parties" means the lntercreditor Agent, ITM Facility Agent, the Arranger, an ITM Lender or an ITM Hedging Bank.

"ITM Hedging Agreement" means any agreement or instrument relating to the protection against or benefit from any rate or price (including a swap, option, cap, collar, forward or floor) and any other derivative or risk hedging agreement or instrument entered into in connection with the Term Loan Facility and in accordance with the Hedging Policy.

"ITM Hedging Banks" means a person that has entered into an ITM Hedging Agreement with the Borrower and who, at the date of entering into the ITM Hedging Agreement, satisfies the requirements of paragraph 2.2 of Schedule 10 (Hedging Policy).

"ITM Facility" has the meaning given to it in recital (D).

"ITM Lender" means:

(a) any OriginaiiTM Lender; and

(b)     any bank, financial institution, trust, fund or other entity which has become a Party in accordance with clause
23 (Changes to the ITM Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this

Agreement.

"ITM Share Pledge" means a pledge agreement granting a pledge over 100% of the shares in ITM in favour of the Secured Parties to be entered into by the shareholders in ITM in form and substance reasonably satisfactory to the lntercreditor Agent.

"ITO" means ltaftractor Operations S.p.A., a joint stock company (societa per aziom) incorporated and existing under the laws of Italy and having its registered office at Via per Modena 152, 41014 Castelvetro di Modena, Italy.

"ITO Facility" has the meaning given to it in recital (0).

"ITO Facility Agent" means lntesa Sanpaolo S.p.A. in its capacity as agent under the ITM Facility Agreement.

"ITO Facility Agreement" means a facility agreement date as of the date hereof in relation to the ITM Facility and made, inter alios, between ITM as borrower, the Company and ITM as guarantors and the ITM Lenders.

"ITO Lenders" means the financial institutions named as original lenders in the ITO Facility Agreement.

"Loan" means a Revolving Loan or a Term Loan.

"Majority ITM Lenders" means:
(a) if there are no Loans then outstanding, an ITM Lender or ITM Lenders whose Commitments aggregate more than 66%% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66%% of the Total Commitments immediately prior to the reduction); or

(b) at any other time, an ITM Lender or ITM Lenders whose participations in the Loans then outstanding aggregate more than 66%% of all the Loans then outstanding.

"Majority Senior Lenders" has the meaning given to it in the lntercreditor Deed. "Margin" means:
(a)      in relation to any Revolving Loan 1.00 per cent. per annum;
(b)     in relation to any Term Loan 3.50 per cent. per annum, provided that if:

(i)     no Event of Default has occurred which is continuing; and

(ii) the ratio of the aggregate Net Financial Indebtedness of the Titan Group (including for the avoidance of doubt Financial Indebtedness created under any ITM Finance Document) to EBITDA on the most recent Calculation Date falling on or after 30 June 2011 is within a range set out below, then the Margin for each Term Loan will be the percentage per annum set out below in the column opposite that range:

Ratio of Net Financial Indebtedness to EBITDA	Margin
Greater than 3.5:1	3.75 per cent. per annum
Less than or equal to 3.5:1 but greater than 3.0:1	3.50 per cent. per annum
Less than or equal to 3.0:1 but greater than 2.5:1	3.25 per cent. per annum
Less than or equal to 2.5:1 but greater than 2.0:1	2.75 per cent. per annum
Less than or equal to 2.0:1	2.50 per cent. per annum
However:

(A) any increase or decrease in the Margin for a Term Loan shall take effect on the date which is the first day of the Interest Period following receipt by the ITM Facility Agent of the Compliance Certificate for a period ending on the relevant Calculation Date pursuant to 19.2 (Compliance Certificate);

(B) if, following receipt by the ITM Facility Agent of the financial statements to be delivered pursuant to clause 19.1 (Financial Statements) and the relevant Compliance Certificate, those statements and Compliance Certificate do not confirm the basis for a reduced Margin, then the Margin for .a Loan shall be the percentage per annum determined using the table above and the revised ratio of aggregate Net Financial Indebtedness of the Titan Group (including for the avoidance of doubt Financial Indebtedness created under any ITM Finance Document) to EBITDA calculated using the figures in the Compliance Certificate; and

(C) while 1) an Event of Default is continuing or 2) any requirement of clause 20 (Financial covenants) is not satisfied, the Margin for any Loan shall be 3.75 per cent. per annum.

"Material Adverse Effect" means an effect or likely effect which is, or would be, material and adverse on:

(a)     the business or financial condition of the Titan Group (taken as a whole);

(b)     the ability of any Obligor to perform its financial obligations under any ITM Finance Document;

(c)     the validity or enforceability of any ITM Finance Document;

(d)     the Security created under any Security Document or the ranking of such Security; or

{e)     any right or remedy of an ITM Finance Party under an ITM Finance Document.

"Material Company" means, at any time: (a)     an Obligor; or
(b) a wholly-owned member of the Titan Group that directly or indirectly holds shares in an

Obligor; or

(c)	a member of the Titan Group which: (i) is an Operating Affiliate; or
(ii) has gross assets, net assets or turnover (excluding intra-group items) which represents at least 10 per cent. of EBITDA, gross assets, net assets or turnover of the Titan Group, calculated on a consolidated basis

Compliance with the conditions set out in paragraph (c)(ii) shall be determined by reference to the most recent Compliance Certificate supplied under this Agreement and the latest audited consolidated financial statements of the Titan Group.

"Maximum Indebtedness Amount" means, at any date of determination, the difference between (a) €144,500,000 minus (b) the principal amount outstanding of the ITO Facility as at that date of determination; minus (c) the principal amount outstanding (or its equivalent in euro) of the Existing Secured Facilities as at that date of determination.

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month;and

(c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

"Net Financial Indebtedness" means, at any date of determination, any indebtedness for or in respect of:

(a) moneys borrowed;
(b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument (including the Convertible Credits);

(d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, lAS or IFRS (as applicable), be treated as a finance or capital lease;

(e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above,

less,

cash and cash equivalent investments.

"Net Worth" meens at any time and in respect of the Titan Group, the aggregate at such time of:

(a) the amount paid up or credited as paid up on the issued share capital of the Company (excluding any amount in respect of issued share capital that is required to be classified as a financial liability in accordance with the applicable GAAP);

(b) the amount standing to the credit of the share premium account of the Company (excluding any amount in respect of issued share capital that is required to be classified as a financial liability in accordance with the applicable GAAP);

(c) the amount standing to the credit (or less the amount standing to the debit) on the consolidated capital and revenue reserves of the Titan Group;

but after deducting the aggregate of:
(i) any amount in respect of goodwill and other intangible assets of the Titan Group;
(ii) any amount of the capital reserves of the Titan Group arising from the writing up of the book value of assets;

(iii} any amount of the revenue or other reserves of the Titan Group created by any surplus on the sale of any investment or other asset (not including stock-in-trade} of the Group; and

(iv}     any amount attributable to minority interests.

"NewCo" means Titan ITM Holding S.p.A., a joint stock company .(societe per aziom) incorporated and existing under the laws of Italy and having its registered office at Crespellano (Bologna}, Via Confortino no. 23/28, Localita Calcara, Italy.

"NewCo Share Pledge" means a pledge agreement granting a shares pledge over 100% of the share capital of NewCo for the benefit of the Secured Parties entered into by the shareholders in NewCo.

"NewCo 2007 Share Pledge" means a pledge agreement over 100% of the increase in share capital of NewCo pursuant to the resolution of Newco dated 19 December 2006 for the benefit of the Secured Parties entered into on 26 January 2007 by the shareholders in NewCo.

"Notes" means the notes issued in respect of the Bond.

"New Holder" has the meaning given to it in clause 5.3.7(a).

"Obligor'' means the Company, the Borrower or each ITM Guarantor.

"Operating Affiliates" means collectively:

(a)      intertractor USA;

(b)     ltaltractor Brazil;

(c)     lntertractor; and

(d)     NewCo.

"Option Notice" has the meaning given to it in paragraph (b) of the definition of Acquisition Documents.

"Original FinancialStatements" means:

(a) in relation to the Company, its audited consolidated financial statements of the Titan
Group for the financial year ended 31 December 2004; and

(b) in relation to the Borrower, its audited financial statements for the financial year ended on

31 December 2004 and the audited consolidated semi annual financial statements of

NewCo for the period up to 30 June 2005.

"Outstanding Amount" means at any time of determination, the principal amount outstanding of the Facilities.

"Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

"Party" means a party to this Agreement.

"Passin! Group S.r.l." means Passini Group S.r.l., a limited liability company (societe a responsabilita limitata), incorporated and existing under the laws of Italy and having its registered office at Via Cesare Costa 19/d,41100 Modena, Italy.

"Permitted Acquisitions" means at any time after the First Repayment Date, acquisition of a company or companies having an enterprise value (in aggregate) not exceeding €10,000,000 or its equivalent in any currency (it being understood that the "enterprise value" of the company shall be the value of its liabilities plus the net worth of such company) or otherwise with the prior written consent of the lntercreditor Agent (acting on the instructions of the Majority Lenders), such consent not to be unreasonably withheld.

"Permitted Disposals" means:

(a) up to and including the First Repayment Date, any sale, lease, transfer or other disposal:

(i)     made in the ordinary course of trading of the disposing entity;

(ii) of assets in exchange for other assets comparable or superior as to type, value and quality;

(iii) of the assets identified in the audited financial statements of the Group for the year ended 31 December 2008 as being held for safe and (valued at £4,647,000 in such financial statements);

(iv) of assets from one member of the Group to another member of the Group provided that the acquiring company has not granted Security to any third party;

(v)     of obsolete or redundant assets for cash; or

(vi)     of receivables under any agreement relating to the provision of Short Term

Financial Indebtedness; and

(b)     thereafter, any safe, lease, transfer or other disposal:
(i)     under paragraph (a) of this definition; or

{ii)
where the higher of the market value or consideration receivable {when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under sub-paragraph (i) above) does not exceed €5,000,000 (or its equivalent in another currency or currencies) in any financial year.

"Permitted FinancialIndebtedness" means:

(a) up to and including the First Repayment Date:

(i)
Financial Indebtedness incurred under facilities existing as of the date of the Amendment and Restatement Agreement No.1 as listed in Schedule 11 (Existing Financial Indebtedness) as the same may from time to time be replaced, renewed or varied provided that the amount that is replaced, renewed or varied does not exceed the amount of the relevant facilities as at the date of the Amendment and Restatement Agreement No.1 and provided further that if, at any time: (i) the aggregate Financial Indebtedness of the Titan Group under the faci!ities referred to in Schedule 11 (Existing Financial Indebtedness) is less than (ii) the aggregate maximum amount permitted under this paragraph (a)(i) (as shown in column 3 (headed "Financial Indebtedness") of Part I (Existing Financial Indebtedness) and Part II (Existing Short Term FinancialIndebtedness) of Schedule 11 (Existing Financial Indebtedness)) (such difference, the Shortfall), the Titan Group may incur Financial Indebtedness not exceeding, in aggregate, the Shortfall under new facilities entered into by any member of the Titan Group, whether or not such new facilities replace, renew or vary facilities in existence at the date of the ITM Facility Agreement. It is understood that such new facilities shall constitute Permitted Financial Indebtedness under this paragraph (a} provided alwo; ys that the aggregate amount of all Financial Indebtedness under the existing facilities listed in Schedule 11 (Existing Financial Indebtedness} (as they may, from time to time, be replaced, renewed or varied) and any such additional facilities entered into pursuant to this paragraph (a){i), does not exceed the aggregate maximum amount of Financial Indebtedness permitted under this paragraph (a), as shown in the columns headed "Financial Indebtedness" in Parts I (Existing Financial Indebtedness) and II (Existing Short Term Financial Indebtedness) of Schedule 11 (Existing Financial Indebtedness)

(ii}    intercompany loans within the Titan Group;

(iii)     Currently Planned Financial Indebtedness; and

(iv)    Short Term Financial Indebtedness; and
    (v)     Financial Indebtedness incurred with the written consent of the lntercreditor

Agent (acting on the instructions of the Majority Lenders);and

(b)	from the day immediately after the First Repayment Date, to the First Triggering Date:

(i)     Financial Indebtedness referred to in paragraph (a) above; and

(ii)     any other Financial Indebtedness not exceeding in aggregate €10,000,000 (or its equivalent in any currency);

(c)     thereafter:
(i) Financial Indebtedness referred to in paragraphs (a) and (b) above (save that the consent of the lntercreditor Agent (acting on the instructions of the Majority Lenders) under sub-paragraph {a)(v) shall not be unreasonably withheld);

(ii)     intercompany loans within the Titan Group; and

(iii)     any other Financial Indebtedness which does not cause the ratio of Net Financial

Indebtedness to EBITDA to exceed the relevant level required under clause
20.1.1(b).

"Permitted Loans" means:

(a) up to an including the First Repayment Date:

(i)     intercompany loans within the Titan Group;

(ii)     loans made in accordance with normal trade credit;

(iii)     loans made in accordance with the Business Plan in respect of investments in

India and China;

(iv) short-term loans to employees not exceeding £5,000 or its equivalent in any other currency;

(v) loans made with the written consent of the lntercreditor Agent (acting on the instructions of the Majority Lenders); and

(b)     thereafter:

(i) loans permitted under paragraph (a) above (save that the consent of the lntercreditor Agent (acting on the instructions of the Majority Lenders) under s - paragraph (a)(vi) shall not be unreasonably withheld);

(ii)	intercompany loans within the Titan Group;
(iii) loans to third parties, provided that such loans to third parties shall not exceed in aggregate €5,000,000 (or any equivalent in any currency).

"Permitted Security Interest" means:

(a)    up to and including the First Repayment Date:

(i) any netting or set-off arrangement entered into by any member of the Titan Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(ii)     any lien arising by operation of law and in the ordinary course of trading;

(iii)     any Security entered into pursuant to any Security Document; or

(iv) any Security over or affecting any asset of Titan Steel if such Security is required by Lloyds TSB Bank pic or its Affiliates to secure indebtedness the principal amount of which does not exceed £15,000,000 (or its .equivalent in another currency or currencies) provided that, prior to the .creation of the Security, Titan Steel shall provide the other ITM Lenders (through the ITM Facility Agent) with details of the nature, type and extent of the Security and the progress of negotiations in relation .to such Security;

(v) any Security held by lntesa Sanpaolo S.p.A. in respect of the facilities provided to lntertractor USA as at the date of the Amendment and Restated Agreement; or

(vi) any Security created under further insurance obligations of the relevant member of the Titan Group owed to the ITM Finance Parties in relation to the Security Documents or to lntesa Sanpaolo S.p.A. in relation to the facilities referred to in sub-paragraph (a)(v) above; and

(b)     thereafter:

(i)     any Security permitted under paragraph (a) above;

(ii) any Security over or affecting any asset acquired by a member of the Titan Group after the First Repayment Date if:

(A)	the Security was not created in contemplation of the acquisition of that asset by a member of the Titan Group;

(B)	the principal amount secured has not been increased in contemplation or since the acquisition of that asset by a member of the Titan Group; and

(C)	the Security is removed or discharged within 6 Months of the date of acquisition of such asset; or

(iii) any Security over or affecting any asset of any company which becomes a member of the Titan Group after the First Repayment Date, where the Security is created prior to the date on which that company becomes a member of the Titan Group, if:

(A)	the Security was not created in contemplation of the acquisition of that company;

(B)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(C)	the Security is removed or discharged within 6 Months of that company becoming a member of the Titan Group;

(iv) any Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security given by any member of the Titan Group other than any permitted under paragraphs (b)(i) to (b) (iii) above) does not exceed €15,000,000 (or its equivalent in another currency or currencies).

"Placing" has the meaning given to it in recital (B).

"Qualifying Lender" means a bank or other financial institution:

(a)     which is an Italian Resident Lender lending through a Facility Office located in Italy; or

(b)	has the benefit of a complete exemption from Italian withholding tax pursuant to an applicable tax treaty.

"Quotation Day" means, in relation to any period for which an interest rate is to be determined, two TARGET Days before the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the ITM Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).
"Reference Banks" means the principal office in Milan of lntesa Sanpaolo S.p.A., Unicredit S.p.A. and San Paolo IMI S.p.A. or such other banks as may be appointed by the ITM Facil" Agent in consultation with the Borrower.
"Relevant Interbank Market" means the European interbank market
"Relevant Period" means each rolling period of twelve months ending on a Financial Quarter

Day.

"Repayment Date" means each date specified in the first column of Schedule 9 (Repayment

Schedule).

"Repayment Instalment" means each instalment for the repayment of the Loan A.

"Repeating Representations" means each of the representations repeated or deemed to be repeated under clause 18.21 (Time for making the representations).

"Revised Business Plan" has the meaning·given to it in clause 19.4.6.

"Revolving Accounts" means the accounts of the Borrower held with the ITM Facility Agent at its Via deii'Universita, Modena branch having the following details: (i) in relation to euro, IBAN number IT84 U030 6912 9306 1(524 7695 209, ABI 3069, CAB 12930, account number 6 1524 7695 209; (ii) in relation to US dollars, IBAN number IT03 0030 6912 9300 0700 0006 148, ABI 3069, CAB 12930, account number 7000006148.

"Revolving Facility" means the revolving facility made available under this Agreement as described in clause 2 (The Facilities).

"Revolving Facility Commitment" means:

(a}     in relation to an Original ITM Lender, the amount set opposite its name under the heading

"Revolving Facility Commitment" in Part 2 of Schedule 1 (The Original Parties) and the

amount of any other Revolving Facility Commitment transferred to it under this

Agreement; and

(b)	in relation to any other ITM Lender, the amount of any Revolving Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Revolving Loan" means a loan made or to be made under the Revolving Facility or the principal amount outstandingfor the time being of that loan.

"Rollover Loan" means one or more Revolving Loans:

(a)      made or to be made on the same day that a maturing Revolving Loan is due to be repaid;
(b)     the aggregate amount of which is equal to or less than the maturing Revolving Loan; and
(c) made or to be made to the Borrower for the purpose of refinancing a maturing Revolving
Loan.

"Rome Group" means NewCo and its Subsidiaries as at the date of completion of the
Acquisition.

"Screen Rate" means the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the ITM Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the ITM Lenders.

"Secured Parties" has the meaning given to it in the lntercreditor Deed.

"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"Security Documents" means:

(a)     the lntertractor USA Shares Pledge (when entered into);

(b)     the NewCo Share Pledge;

(c) the Newco 2007 Share Pledge;

{d)     the lntertractor Acknowledgement of Debt;

(e)     the lntertractor Share Pledge;

(f)     the lntertractor 2011 Share Plege;

(g)      the ITM Share Pledge;

(h) the ITM Share Pledge; and

(i) any other document designated as such by the lntercreditor Agent acting reasonably.

"Security Provider" means a person that is from time to time party to one or more Security Documents pursuant to which it grants any Security in favour of the Secured Parties otherwise for the benefit of the Secured Parties.

"Short Term Financial Indebtedness" means any unsecured Financial Indebtedness having a term not exceeding 12 months for or in respect of receivables sold or discounted or under any overdraft or other form of short term working capital finance in an aggregate amount not exceeding at any one time the aggregate maximum amount of facilities for similar short term Financial Indebtedness existing as at 17 April 2009 as shown in Schedule 11 (Existing Financial Indebtedness).

"Specified Time" means a time determined in accordance with Schedule 8 (Timetables).

"Structure Memorandum" means a structure paper describing the Titan Group pre and post completion of the Acquisition.

"Subsidiary" means in respect of any person, any entity which is controlled directly or indirectly by that person or of whose dividends or distributions that person is entitled to receive more than 50 per cent. and any entity (whether or not so controlled) treated as a subsidiary in the latest financial statements of that person from time to time, and control for this purpose means the direct or indirect ownership of the majority of the voting share capital of such entity or the right or ability to direct management to comply with the type of material restrictions and obligations contemplated in this Agreement or to determine the composition of a majority of the board of directors (or like board) of such entity, in each case whether by virtue of ownership of share capital, contract or otherwise (and so that at the date of completion of the Acquisition the Subsidiaries of the Company shall include the Rome Group).

"Summary Document" means a document substantially in the form of Schedule 5 (Summary

Document) to be duly signed and delivered by the Borrower on the date of this Agreement.

"TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

"TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Term Loan" means a loan made or to be made under the Term Loan Facility or the principal amount outstanding for the time being of that loan and includes the Term Loan A and the Term Loan B.

"Term Loan A" means a loan in a principal amount of €60,000,000 owed to the Lenders in the proportions set out in Part 2 of Schedule 1 (The Original Parties) as at the date of the Amendment and Restatement Agreement No2.

"Term Loan B" means a loan in a principal amount of €12,000,000 owed to the Lenders in the proportions set out in Part 2 of Schedule 1 (The Original Parties) as at the date of the Amendment and Restatement Agreement No. 2.

''Term Loan Facility" means the term loan facility made available under this Agreement as described in clause 2 (The Facilities).

"Term Loan Commi ment" means:

(a) in relation to an Original ITM Lender, the amount set opposite its name under the heading "TermLoan Commitment" in Part 2 of Schedule 1 (The Original Parties) and the amount of any other Term Loan Commitment transferred to it under this Agreement; and

(b) in relation to any other ITM Lender, the amount of any Term Loan Commitment transferred to it under this Agreement,

"Termination Date" means:

(a) in relation to the Revolving Facility, 30 June 2007;

(b) in relation to the Term Loan Facility, 31 October 2015.

"Titan Group" means the Company and its Subsidiaries for the time being (and shall (or shall be deemed to) include any member of the Rome Group).

"Total Commitments" means the aggregate of the Total Revolving Facility Commitments and the Total Term Loan Commitments being €130,000,000 at the date of this Agreement.

"Total Revolving Facility Commitments" means the aggregate of the Revolving Facility

Commitments, being €30,000,000 at the date of this Agreement.

"Titan Steel" means Titan Steel Wheels Limited, a company incorporated under the laws of England and Wales and having its registered office at Bridge Road, Coakley, Near Kidderminster, Worcestershire DY10 3SD.

"Total Term Loan Commitments" means the aggregate of the Term Loan Commitments, being

€100,000,000 at the date of this Agreement

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate).

"Transfer Date" means, in relation to a transfer, the later of:

(a) the proposed Transfer Date specified in the Transfer Certificate; and

{b) the date on which the ITM Facility Agent executes the Transfer Certificate.

"Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the ITM Finance Documents.

"Utilisation" means a utilisation of the Facility.

"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

"Utilisation Request" means a notice substantially in the form set out in Schedule 3

(Requests).

"VAT" means value added tax and any other tax of a similar nature.

"£"means the lawful currency of the United Kingdom.

1.2     Construction

1.2.1    Unless a contrary indication appears, any reference in this Agreement to:

(a) the "Arranger", the "lntercreditor Agent", the" ITM Facility Agent", any "ITM Finance Parties", any "ITM Lender", any "Obligor" or any "Material Company", the "lntercreditor Agent", any "Secured Party" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(b) "assets" includes present and future properties, revenues and rights of every description;

(c) references to "certified copy" means that the copy should (a) in relation to a document to which a person incorporated outside of the United Kingdom is a party, be certified as a true copy in accordance with normal practice in the relevant jurisdiction by a public notary, or one or two directors or other authorised representative of the party providing those documents or, (b) in relation to a document to which a person incorporated in the United Kingdom is a party, be certified as a true copy by a director or other authorised signatory of that person or by any of the lawyers to that person;

(d) a "ITM Finance Document" or any other agreement or instrument is a reference to that ITM Finance Document or "Acquisition Document" or other agreement or instrument as amended or novated;

(e) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(f) a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(g) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(h) "including" shall be construed as meaning "including without limitations";
(i)     .an "obligation" means any duty, obligation or liability of any kind;
0) a "right" means any right, privilege, power, immunity or other interest or remedy of any kind;

(k) a reference to "extraordinary administration" in respect of a person or assets which are subject to the laws of Italy is a reference to extraordinary administration (amministrazione straordinaria) under Italian law;

(I) a reference to "insolvency proceedings" or "insolvency procedure" in respect of any person incorporated in Italy is a reference to any insolvency proceeding (procedura concorsuale) under the Bankruptcy Law;

(m) a provision of law is a reference to that provision as amended or re-enacted;

(n) unless otherwise specified a time of day is a reference to Brussels time;

(o) the "equivalent" of an amount specified in a particular currency (the "specified currency amount" shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount in the

London foreign exchange market at or about 11 a.m. on the date the calculation falls to be made for spot delivery, as conclusively determined by the ITM Facility Agent; and

{p) words importing the plural include the singular and vice versa.

1.2.2     Section, clause and schedule headings are for ease of reference only.

1.2.3
Unless a contrary indication appears, a term used in any other ITM Finance Document or in any notice given under or in connection with any ITM Finance Document has the same meaning in that ITM Finance Document or notice as in this Agreement.

1.2.4    A Default is "continuing" if it has not been remedied or waived.

1.3     Italian terms

In this Agreement, a reference to:

(a) a "liquidator" includes a curatore;

(b) a "winding-up, administration or dissolution" (and each of those terms) includes a person being declared bankrupt (fallimento);
(c) a "step or procedure" taken in connection with insolvency proceedings for any person includes it formally making a proposal to assign its assets pursuant to Article 1977 of the Italian Civil Code (cessione dei beni ai crediton) or filing a petition for a concordato preventivo or entering into a similar arrangement for the majority of its creditors;

(d) the "Italian Civil Code" means the Italian Civil Code approved by the Royal Decree of

16th March, 1942, no. 267 as amended and supplemented from time to time;

(e) the "Bankruptcy Law" means the Italian bankruptcy law set out in Royal Decree No

267 of 16th March 1942 of Italy as amended and supplemented from. time to time; and
(f) for the purposes of the definition of "Facility Period" and the other relevant provisions of the ITM Finance Documents, an amount is "irrevocably" paid or discharged on the date on which payment of the relevant amount is not capable of being revoked pursuant to the Bankruptcy Law or upon such earlier date as may be agreed by the Majority ITM Lenders acting reasonably following a financial analysis of the Borrower, having obtained the advice of their legal counsel and having regard to the financial condition of the Borrower and any other circumstance which could trigger the revocation or discharge of such payment.

1.4    Third party rights

1.4.1
Unless expressly provided to the contrary in an ITM Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.4.2	Notwithstanding any terms of any ITM Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.4.3	Notwithstanding any terms of any ITM Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

SECTION 2

THE FACILITIES

2     The Facilities

2.1     The Facilities

Subject to the terms of this Agreement, the ITM Lenders make available to the Borrower

2.1.1	a euro revolving loan facility in an aggregate amount equal to the Total Revolving Facility Commitments; and

2.1.2	a euro term loan facility in an aggregate amount equal to the Total Term Loan Commitments

2.2	ITM Finance Parties' rights and obligations

2.2.1
The obligations of each ITM Finance Party under the ITM Finance Documents are several. Failure by an ITM Finance Party to perform its obligations under the ITM Finance Documents does not affect the obligations of any other Party under the ITM Finance Documents. No ITM Finance Party is responsible for the obligations of any other ITM Finance Party under the ITM Finance Documents.

2.2.2
The rights of each ITM Finance Party under or in connection with the ITM Finance Documents are separate and independent rights and any debt arising under the ITM Finance Documents to an ITM Finance Party from an Obligor shall be a separate and independent debt.

2.2.3	An ITM Finance Party may, except as otherwise stated in the ITM Finance Documents, separately enforce its rights under the ITM Finance Documents.

3     Purpose

3.1     Purpose
The Borrower shall:
3.1.1     utilise the Revolving Facility to finance its short term working capital requirements
3.1.2     utilise all amounts borrowed by it under the Term Loan Facility to finance amounts payable by it, or any member of the Group, in purchasing or redeeming, in whole or in part, the outstanding notes

3.2     Monitoring
No ITM Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4     Conditions of Utilisation

4.1     Initial conditions precedent

4.1.1
No Utilisation Request may be delivered unless the ITM Facility Agent has received all of the documents and other· evidence listed in Schedule 2 (Conditions precedent) in form and substance reasonably satisfactory to the ITM Facility Agent.

4.1.2	The ITM Facility Agent shall notify the Company and the ITM Lenders promptly upon being so satisfied.

4.2     Further conditions precedent

The ITM Lenders will only be obliged to comply with clause 5.4 (ITM Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

4.2.1    in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan;

4.2.2    in the case of a Revolving Loan, the ITM Facility Agent has received the evidence and the certificate referred to in clause 5.3.4;

4.2:3    in the case of a Term Loan:

(a) the ITM Facility Agent has received the evidence referred to in clause 5.3.7; and

(b) the information contained in the certificate delivered by ITM pursuant to clause 5.3.7 (d)
is true in all material respects;

4.2.4     the Repeating Representations to be made by each Obligor are true in all material respects; and

4.2.5    the Outstanding Amount does not exceed and would not exceed as result of the proposed Loan, the Maximum Indebtedness Amounts

SECTION 3

UTILISATION

5     Utilisation

5.1     Delivery of a Utilisation Request

The Facility may be utilised by delivery to the ITM Facility Agent of a duly completed Utilisation

Request not later than the Speqified Time.

5.2    Completion of a Utilisation Request

5.2.1	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a) it identifies the Facility to be utilised;

(b) it includes the information as to the principal amount (or its equivalent in euro) of the

Existing Secured Facilities outstanding as at the date of such Utilisation Request;

(c) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(d) the currency and amount of the Utilisation comply with clause 5.3 (Currency and amount);

(e) the proposed Interest Period complies with clause 9 (Interest periods);

(f)	in relation to the Revolving Facility, ITM attaches to it the evidence and certificate referred to in clause 5.3.4;

(g) in relation to the Term Loan Facility, ITM attaches the documents and evidence referred to in clause 5.3.7;

(h) in relation to the Term Loan Facility:

(i) where such Utilisation is being made to purchase any Note, it specifies the bank account of the person (such person to be reasonably satisfactory to the ITM Facility Agent) to which the relevant payment for the purchase of the Notes will be made; or

(ii) where such Utilisation is being made to redeem the Note(s) issued in respect of the Bond, it specifies the bank account of Luxco or its paying agent and attaches evidence {reasonably satisfactory to the ITM
Facility Agent) that the payment will

be made from Luxco or its paying agent to the holders of the Notes to redeem such Notes.

5.2.2    Only one Loan may be requested in each Utilisation Request.

5.2.3 Not more than three Revolving Loans (including, for the avoidance of doubt, Rollover Loans)
may be borrowed in any Month.

5.3    Currency and amount and evidence.

5.3.1    The currency specified in a Utilisation Request must be euro.

5.3.2    Subject to clause 5.3.3, multiple Utilisations are permitted in respect of the Facility.

5.3.3    The amount of any proposed Loan must be an amount which is not more than the Available

Facility and which is a minimum of €1,000,000 or, if less, the relevant Available Facility.

5.3.4	A Utilisation Request for a Revolving Loan other than a Rollover Loan must be accompanied by: (a) a list of invoices of ITM relating to the trade credit receivables to which the Utilisation
Request relates {which list shall specify for each invoice the issue date, the number, the applicable due .date for payment and the relevant amounts, provided that the due date for payment date for each such invoice is not be more than 150 days from the· issue date of the relevant invoice);

(b) a certificate signed by a director or other authorised signatory of ITM confirming that ITM has instructed its debtors to pay the amounts due in respect of the trade credit receivables to which the Utilisation Request relates into the relevant Revolving Account and certifying that the amount requested under that Utilisation Request in respect of those trade credit receivables does not include any amounts which have already been requested under any other Utilisation Request in respect of the same trade credit receivables.

5.3.5
Without prejudice to clause 5.3.3, the amount of a proposed Revolving Loan must be an amount which is no greater than 80 per cent. of the aggregate face value of the invoices included in the list referred to in cla.use 5.3.4.

5.3.6	Without prejudice to clause 5.3.3, the amount of a proposed Term Loan must be an amount which is:

(a) no greater than the purchase price of the Notes outstanding that are to be purchased or the redemption price in respect of the Notes outstanding in respect of the Bond that are to be repaid; and

(b) in the case of a Utilisation which is being used to purchase Notes the lesser of the purchase price of the relevant Notes and the principal amount of such Notes,

in each case on the Utilisation Date of such Term Loan.

5.3.7    A Utilisation Request for a Term Loan must be accompanied by:

(a) copies of the order(s) to purchase Notes issued by or on behalf of Luxco, the Borrower or the Borrower's Subsidiaries (the "New Holder") or other evidence reasonably satisfactory to the ITM Facility Agent to confirm the purchase or redemption of the Note;

(b) copy of the irrevocable instruction for theNotes to be deposited in the Bond Account;

(c) unless otherwise agreed by the ITM Facility Agent, copy of an irrevocable instruction to the Paying Agent to promptly cancel the Notes upon receipt of the same from the New Holder;

(d) in the case of a Utilisation which is being used to purchase Notes a certificate signed by an authorised signatory of ITM certifying that the difference between the purchase price of the relevant Notes and the principai amount of the relevant Notes is lower than the aggregate of the coupons that would have been payable in respect of the relevant Notes (had such Notes not been purchased) after taking into account the overall cost to ITM of the Term Loan utilised to purchase the relevant Notes (calculated in accordance with GAAP);

(e) evidence that the purchase of the Notes is through an authorised intermediary; and

(f) in the case of a Utilisation which is being used to fund the purchase of the Notes by a member of the Titan Group where such Notes wUI be subsequently transferred by the Borrower or its Subsidiaries, evidence (reasonably satisfactory to the ITM Facility Agent) of the purchase price paid by the member of the Titan Group (the "Relevant Price") and either:

(i) if the Relevant Price is less· than· the nominal amount of the Notes, evidence (reasonably satisfactory to the lntercreditor Agent) that the purchase price to be paid by the Borrower (or its Subsidiary) for the transfer of the Notes to it is equal to the Relevant Price; or

(ii) if the Relevant Price is more than the nominal amount of the Notes, evidence (reasonably satisfactory to the lntercreditor Agent) that the purchase price to be paid by the Borrower (or its Subsidiary) for the transfer of the Notes to it is not less than the nominal amount of the Notes.

5.3.8
The ITM Lenders shall not be obliged to make any Term Loan if the aggregate of all Term Loans made by the ITM Lenders up to the date of an Utilisation Request, together with the amount of the Term Loan requested in such Utilisation Request, would exceed twice the value of EBIDTA of the Titan Group in respect of the most recently completed Relevant Period, as calculated by the ITM Facility Agent on the basis of the latest set or two sets of financial statements, as applicable, delivered pursuant to this Agreement, provided that when calculated for any period endingprior to 31 December 2006, the. calculation of EBITDA of the Titan Group shall be adjusted to provide a consolidated EBITDA of the Titan Group as if the Rome Group had formed part of the Titan Group for the entire period for which such EBITDA is to be calculated.

5.3.9
Subject to clause 5.3.10, the ITM Lenders shall not be obliged to make any Loan hereunder if as result of the making of the Loan requested in a Utilisation Request, the Outstanding Amount would exceed the Maximum Indebtedness Amount as at the Utilisation Date proposed in that Utilisation Request.

5.3.10
The restrictions set out in clause 5.3.9 shall not apply (i) where the Loan is being utilised to redeem and cancel the Bond in full and the Borrower has delivered to the ITM Facility Agent evidence (reasonably satisfactory to the ITM Facility Agent) confirming that the Bond will be redeemed and cancelled in full; or (ii) where the Loan is being used to purchase the Bond in full and, unless otherwise agreed by the ITM Facility Agent, the Borrower has delivered to the ITM Facility Agent evidence reasonably satisfactory to the ITM Facility Agent) confirming that the Bond will be cancelled in full upon such purchase being completed.

5.4     ITM Lenders' participation

5.4.1	If the conditions set out in this Agreement have been met, each ITM Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

5.4.2	The amount of each ITM Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

5.4.3	The ITM Facility Agent shall notify each ITM Lender of the amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.
5.4.4     Each ITM Lender shall make available:

(a) its participation in each Term Loan by paying the relevant amount into the Bond

Account; and

(b) its participation in each Revolving Loan by paying the relevant amount into the relevant

Revolving Account.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION
6     Repayment

6.1     Repayment of the Revolving Loans

6.1.1    ITM shall repay each Revolving Loan on the last day of its Interest Period.

6.1.2     Any amount repaid in accordance with this clause may be re-borrowed, provided that:

{a) no Revolving Loans may be outstanding after the Termination Date for Revolving

Facility; and

{b) if any part of the Revolving Loan remains outstanding on the Termination Date for the Revolving Loan, ITM shall repay all such amounts {whether principal, interest or otherwise) that are outstanding on tnat Termination Date.

6.2    Repayment of the Term Loans

6.2.1	ITM shall repay the Loan A in 16 Repayment Instalments on each Repayment Date provided that ITM shall repay the Loan A in full on the Termination Date.

6.2.2
Each Repayment Instalment to be repaid in accordance with clause 6.2.1 shall be in an amount which reduces the Loan A by the amount set out opposite that Repayment Date in Schedule 9 (Repayment Schedule).

6.2.3	ITM shall (subject to clause 6.3 (Extension Option) below) repay the Loan B in full on the Termination Date.

6.2.4	Any part of the Facility which is repaid may not be re-borrowed.

6.3	Extension Option

6.3.1
ITM may request that the maturity date for all or any part of the Loan B outstanding as at the Termination Date, be automatically extended by one (1) year (so that ITM shall repay such amounts in full on 31 October 2016) on the terms of this Agreement, by notice to the ITM Facility Agent no laler than 11.00 a.m (Milan time) not less than ten (10) Business Days prior to the Termination Date.

6.3.2	If ITM does not exercise the Extension Option the outstanding Loan B shall be repaid in full on the Termination Date.

6.3.3	For the avoidance of doubt, the Extension Option may be exercised by ITM once only.

6.3.4
If the conditions set out in clause 6.2.5 below have been met, then the maturity date of each of the ITM Lenders' participations in the Loan B (or any part thereof) subject of the Extension Option shall be automatically extended pro rata to 31 October 2016 on the terms of this Agreement.

6.3.5
The ITM Lenders will only be obliged to comply with clause 6.2.4 above if the Borrower has notified the ITM Facility Agent in accordance with clause 6.2.1, the ITM Facility Agent has received the extension fee due from the Borrower pursuant to clause 11.5 (Extension Fee) and on the date of such notice and on the Termination Date:

(a} no Default is continuing or would result from the proposed extension of maturity; and
(b) the Repeating Representations to be made by each Obligor are true in all material respects.

7     Prepayment and cancellation

7.1     Illegality

If it becomes unlawful in any applicable jurisdiction for an ITM Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

7.1.1 .	that ITM Lender shall promptly notify the ITM Facility Agent upon becoming aware of that event;

7.1.2	upon the ITM Facility Agent notifying the Borrower, the Commitment of that ITM Lender will be immediately cancelled; and

7.1.3 the Borrower shall repay that ITM Lender's participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the ITM Facility Agent has notified the Borrower or, if earlier, the date specified by the ITM Lender in the notice delivered to the ITM Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2     Voluntary cancellation

The Borrower may, if it gives the ITM Facility Agent not less than 5 Business Days' (or such shorter period as the Majority ITM Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of €2,000,000) of any Available Facility. Any cancellation under this clause 7.2 (Voluntary Cancellation) shall reduce the Commitments of the ITM Lenders rateably.

7.3     Voluntary prepayment of Term Loans

7.3.1
Subject to the other provisions of this clause 7 (Prepayment and cancellation) the Borrower may, if it gives the ITM Facility Agent not less than 5 Business Days' (or such shorter period as the Majority ITM Lenders may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the amount of that Loan by a minimum amount of €2,000,000).

7.3.2     The Loan A may only be prepaid if:

(a) the whole of the Loan B and the whole of the Term Loan B (as defined in the ITO Facility Agreement) under the ITO Facility have been prepaid or will be prepaid at the same time;
{b) such Loan A and the Term Loan A (as defined in the ITO Facility Agreement) under the ITO Facility are prepaid at the same time in amounts which reduce each such loan by the same proportion.

7.3.3	Any prepayment of the Loan A under this clause 7.3 (Voluntary prepayment) shall satisfy the obligations under clause 6.1 (Repayment of Loans}, in inverse order.

7.4     .. Voluntary prepayment of Revolving Loans
The Borrower may, if it gives the ITM Facility Agent not less than 15 Business Days' (or such shorter period as the Majority ITM Lenders may agree) prior notice, prepay the whole or any part of a Revolving Loan.

7.5	Right of repayment and cancellation in relation to a single ITM lender

7.5.1    If:

{a) any sum payable to any ITM Lender by an· Obligor is required to be increased under clause 12.2.3 (Tax gross-up); or

{b) any ITM Lender claims indemnification from the relevant Borrower under clause 12.3
(Tax indemnity) or clause 13.1 (Increased costs),

the Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the ITM Facility Agent notice of cancellation of the Commitment of that ITM Lender and ·its intention to procure the repayment of that ITM Lender's participation in the Loans.

7.5.2     On receipt of a notice referred to in clause 7.5.1 above, the Commitment of that ITM Lender shall immediately be reduced to zero;

7.5.3     On the last day of each Interest Period which ends after the Borrower has given notice under clause 7.5.1 above (or, if earlier, the date specified by the relevant Borrower in that notice), the Borrower shall repay that ITM
Lender's participation in that Loan.

7.6     Mandatory Prepayment - Excess Cashflow

7.6.1     If for any financial year of the Titan Group ending on or after 31 December 2012 until the end of the Facility Period, the
Debt Service Cover Ratio is greater than 1A:1, the Company shall procure that an amount equal to the Excess
Cashflow shall be applied in prepayment of any outstanding Loans and any loans outstanding under the ITO Facility.

7.6.2    Any prepayment under this clause 7.5 (Excess Cashflow) shall be made within 20 Business Days of delivery to the ITM
Facility Agent of the audited consolidated financial statements of the Titan Group under clause 19.1 (Financial statements) and shall be applied in the following order or priority:

(a) first, in prepayment of the Loan B and the Term Loan B {as defined in the ITO Facility

Agreement) in amounts which reduce each such loan by the same proportion; and
(b) secondly, in prepayment of the Loan A and the Term Loan A (as defined in the ITM Facility Agreement) in amounts which reduce each such loan by the same proportion (and in satisfaction of the repayment obligations in respect of each such loan in inverse order of maturity).

7.7     Restrictions

7.7.1    Any notice of cancellation or prepayment given by any Party under this clause 7 (Prepayment and cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made. and the amount of that cancellation or prepayment.·

7.7.2	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs and the provisions of clause 7.6.3, without premium or penalty.

7.7.3	Any prepayment made or to be made on or before 31 January 2008 shall be made together with a prepayment fee of 0.50% on the amount prepaid.

7.7.4	Without prejudice to the obligations to pay Break Costs pursuant to clause 10.4 (Break Costs) (if appropriate), no prepayment fee shall be payable by the Borrower in respect of a prepayment of a Term Loan made in connection with the restructuring of the Titan Group which involves that Term Loan (or an equivalent new facility) being assumed or made available to another member of the Titan Group provided that the Majority Senior Lenders (acting reasonably) have provided their written consent to the restructuring.

7.7.5
Any other prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs due in accordance with clause 10.4 (Break Costs), with no prepayment fee, premium or penalty.

7.7.6	The Borrower may not re-borrow any part of a Loan which is prepaid.

7.7.7        Unless a contrary indication appears in this Agreement, any part of the Revolving Facility which is prepaid may be re-borrowed in accordance with the terms of this Agreement.

7.7.8	The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

7.7.9	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

7.7.10
If the ITM Facility Agent receives a notice under this clause 7 (Prepayment and cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected ITM Lender, as appropriate.

SECTION 5

COSTS OF UTILISATION

8    Interest

8.1     Calculation of interest
The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

8.1.1    Margin; and

8.1.2    EURIBOR.

8.2     Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period.

8.3     Default interest

8.3.1
If an Obligor fails to pay any amount payable by it under an ITM Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to clause 8.3.2 below, is 1.5 per cent. higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the ITM Facility Agent (acting reasonably). Any interest accruing under this clause 8.3 (Default interest) shall be immediately payable by the Obligor on demand by the ITM Facility Agent.

8.3.2	If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(a) the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(b) the rate of interest applying·to the Unpaid Sum during that first Interest Period shall be 1.5 per cent. higher than the rate which would have applied if the Unpaid Sum had not become due.

8.3.3	Default interest (if unpaid) arising on an Unpaid Sum will be calculated in accordance with the provisions of article 1283 of the Italian Civil Code but will remain immediately due and payable.

8.4     Notification of rates of interest
The ITM Facility Agent shall promptly notify the ITM Lenders and the Borrower of the determination of a rate of interest under this Agreement.

8.5     Interest cap

If at the date of this Agreement the interest rate stated to be payable under this Agreement (including default interest) in respect of any Facility exceeds the maximum amount permitted for the relevant type of facility under Italian Law 108/1996, as amended, and Law. 24/2001 as amended (collectively the "Italian Usury Law"), then the interest rate payable by the Borrower hereunder shall be capped at the maximum amount permitted under such Italian Usury Law in relation to the relevant type of facility in each case.

9     Interest Periods

9.1     Duration of Interest Periods

9.1.1	Each Interest Period shall start on the Utilisation Date or (if already made) on the last day of its preceding interest Period.

9.1.2     The duration of each Interest Period for will be three Months provided that:
(a) subjectto sub-paragraph (b) of this clause.9.1.2, the first Interest Period shall end on the next Interest Payment Date;
(b) where a Loan is made less than 30 days before an Interest Payment Date, the first Interest Period shall end on the second Interest Payment Date after the Utilisation Date for that Loan;

(c) each Interest Period other than the first relating to a Loan shall end on the next succeeding Interest Payment Date; and

(d) in respect of the Loan A, no Interest Period shall extend beyond a Repayment Date.

9.1.3	Each Interest Period for a Revolving Loan shall start on the Utilisation Date in relation to that Revolving Loan and end on the last Business Day of the Month in which that Utilisation Date occurs.

9.1.4	An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility (except, in respect of the Term Loan 8, in the event that the Extension Option is exercised).

9.2     Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10     Changes to the calculation of interest

10.1     Absence of quotations
Subject to clause 10.2 (Market disruption), if EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2        Market disruption

10.2.1.        If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each ITM Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

{a) the Margin; and
(b) the rate notified to the ITM Facility Agent by that ITM Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that ITM Lender of funding its participation in that Loan from whatever source it may reasonably select.

10.2.2        In this Agreement "Market Disruption Event" means: .

(a) at or about noon on the Quotation Day for the relevant Interest Period the Screen
Rate is not available and none or only one of the Reference Banks supplies a rate to the ITM Facility Agent to determine EURIBOR for euros for the relevant Interest Period;
or
(b) before close of business in London on the Quotation Day for the relevant Interest
Period, the ITM Facility Agent receives notifications from an ITM Lender or ITM Lenders
(whose participations in a Loan exceed 30 per cent. of that Loan) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of EURIBOR.

10.3        Alternative basis of interest or funding

10.3.1        If a Market Disruption Event occurs and the ITM Facility Agent or the Borrower so require, the
ITM Facility Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

10.3.2        Any alternative basis agreed pursuant to clause 10.3.1 above shall, with the prior consent of all the ITM
Lenders and the Borrower, be binding on all Parties.

10.4        Break Costs

10.4.1        The Borrower shall, within three Business Days of demand by an ITM Finance Party, pay to that ITM Finance
Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

10.4.2        Each ITM Lender shall, as soon as reasonably practicable after a demand by the ITM Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11     Fees

11.1        Commitment fee

11.1.1        The Borrower shall pay to the ITM Facility Agent (for the account of each ITM Lender) a fee computed at the rate of:

{a) 0.10 per cent. per annum on that iTM Lender's Available Commitment under the Revolving Facility from the date of this Agreement to the end of the Availability Period applicable to the Revolving Facility;

(b) 0.25 per cent. per annum on that ITM Lender's Available Commitment under the Term Loan Facility from the date of this Agreement to the end of the Availability Period applicable to the Term Loan Facility.

11.1.2        The accrued commitment fee is payable as follows:

(a) in relation to the Revolving Facility, the first payment shall be made on 30 April 2006, and the subsequent payments shall be made on each subsequent Financial Quarter Day which occurs during the Availability Period for that Facility and on the last day of the Availability Period for that Facility and, if cancelled in full, on the cancelled amount of the relevant ITM Lender's Commitment at the time the cancellar is effective; and

(b) in relation to the Term Loan Facility, the first payment shall be made on 30 April 2006, and the subsequent payments shall be made on each subsequent Financial Quarter Day which occurs during the Availability Period and on the last day of the Availability Period for that Facility and, if cancelled in full, on the cancelled amount of the relevant ITM Lender's Commitment at the time the cancellation is effective.

11.2         Other fees

The Company shall pay to the Arranger {for its own account) the other fees in the amounts and at the times agreed in a Fee Letter.

11.3         Agency fee

The Company shall pay to the ITM Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.4     Utilisation fee

11.4.1
The Borrower shall pay to the ITM Facility Agent (for the account of each ITM Lender) a flat utilisation fee of 0.50% of the aggregate of all the Term Loans outstanding on the last day of the Availability Period applicable to the Term Loan Facility.

11.4.2     The utilisation fee shall be payable on the last day of the Availability Period applicable to the

Term Loan Facility.

11.5     Extension fee

If ITM exercises the Extension Option, ITM shall pay to the ITM Facility Agent (for the account of each ITM Lender) an extension fee in an amount equal to 0.30% of the amount of the Loan B which is the subject of the Extension Option, such extension fee to be payable on or before the Termination Date.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12     Tax gross up and indemnities

12.1    Definitions

12.1.1        In this Agreement:

"Protected Party" means an ITM Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under an ITM Finance Document to the extent the relevant liabilities or required payments are not due to fraud or gross negligence of the Protected Party.

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under an ITM
Finance Document.

"Tax Payment" means either the increase in a payment made by an Obligor to an ITM Finance Party under clause 12.2 (Tax gross-up) or a payment under clause 12.3 (Tax indemnity).

12.1.2        Unless a contrary indication appears, in this clause 12 (Tax gross up and indemnities) a reference to
"determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

12.2        Tax gross up

12.2.1        Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax
Deduction is required by law.

12.2.2        Each Obligor shall promptly upon becoming aware that an Obligor must make a Tax Deduction {or that there is any change in the rate or the basis of a Tax Deduction) notify the ITM Facility Agent accordingly. Similarly, an ITM Lender shall notify the ITM Facility Agent on becoming so aware in respect of a payment payable to that ITM Lender. If the ITM Facility Agent receives such notification from an ITM Lender it shall notify the
Company and that Obligor.

12.2.3        If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that
Obligor shall be increased to an amount which {after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

12.2.4
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

12.2.5     An Obligor shall not be required to make an increased payment to an ITM Lender under clause
12.2.3 for a Tax Deduction in respect of a Tax from a payment of interest on a Loan if, on the date on which the payment falls due, such payment could have been made to the relevant ITM Lender without a Tax Deduction if it was a Qualifying ITM Lender but, on that date, that ITM Lender is not or has ceased to be a Qualifying ITM Lender other than as a result of any change after the date it became an ITM Lender under this Agreement in, or in the interpretation, administration, or application of any law or treaty, or any published practice or concession of any relevant taxing authority.

12.2.6
Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the ITM Facility Agent for the ITM Finance Parties entitled to the payment evidence reasonably satisfactory to that ITM Finance Parties that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3     Tax indemnity

12.3.1     The Borrower shall (within three Business Days of demand by the ITM Facility Agent) pay to a Protected Party an
amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of any Tax by that Protected Party in respect of an ITM Finance Document.

12.3.2     Clause 12.3.1 above shall not apply:

(a) with respect to any Tax assessed on an ITM Finance Party:

(i) under the law of the jurisdiction in which that ITM Finance Party is incorporated or:, if different, the jurisdiction (or jurisdictions) in which that ITM Finance Party is treated as resident for tax purposes; or

located in respect of amounts received or receivable in that jurisdiction,
(ii)     under the law of the jurisdiction in which that ITM Finance Party's Facility Office is if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that ITM Finance Party; or

(b) to the extent a loss, liability or cost is compensated for by an increased payment under clause 12.2 (Tax gross-up).

12.3.3        A Protected Party making, or intending to make a claim under clause 12.3.1 above shall promptly notify the
ITM Facility Agent of the event which will give, or has given, rise to the claim, following which the ITM Facility
Agent shall notify the Borrower.

12.3.4        A Protected Party shall, on receiving a payment from an Obligor under this clause 12 (Tax gross up and indemnities), notify the ITM Facility Agent.

12.4        Tax Credit

If an Obligor makes a Tax Payment and the relevant ITM Finance Parties determines that:

12.4.1        a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax
Payment; and

12.4.2        that ITM Finance Parties has obtained, utilised and retained that Tax Credit,

the ITM Finance Parties shall pay an amount to the Obligor which that ITM Finance Parties determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5         Stamp taxes
The Borrower shall pay and, within three Business Days of demand, indemnify each ITM
Finance Party against any cost, loss or liability that ITM Finance Parties incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any ITM Finance
Document.
12.6        Value added tax
12.6.1        All amounts set out, or expressed to be payable under an ITM Finance Document by any Party to an ITM Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to clause 12.6.3 below, if VAT is chargeable on any supply made by any ITM Finance
Parties to any Party under an ITM Finance Document, that Party shall pay to the ITM Finance
Parties (in addition to and at the same time as paying the consideration) an amount equal to the amount ofthe VAT (and such ITM Finance Parties shall promptly provide an appropriate VAT invoice to such Party).

12.6.2        If VAT is chargeable on any supply made by any ITM Finance Parties (the "Supplier") to any other ITM
Finance Parties (the "Recipient") under an ITM Finance Document, and any Party (the "Relevant Party") is
required by the terms of any ITM Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount} an amount equal to the

amount of such VAT. The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply.

12.6.3        Where an ITM Finance Document requires any Party to reimburse an ITM Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the ITM Finance Parties against all VAT incurred by the ITM Finance Parties in respect of the costs or expenses to the extent that the ITM Finance
Parties reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

13        Increased costs

13.1        Increased costs

13.1.1        Subject to clause 13.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the ITM
Facility Agent, pay for the account of an ITM Finance Party the amount of any Increased Costs incurred by that ITM Finance Parties or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

13.1.2        In this Agreement "Increased Costs" means:

(a) a reduction in the rate of return from a Facility or on an ITM Finance Party's (or its Affiliate's) overall capital;

(b) an additional or increased cost; or

(c) a redu.ction of any amount due and payable under any ITM Finance Document,

which is incurred or suffered by an ITM Finance Party or any of its Affiliates to the extent that it is attributable to that ITM Finance Parties having entered into its Commitments or funding or performing its obligations under any ITM Finance Document.

13.2        Increased cost claims

13.2.1        An ITM Finance Party intending to make a claim pursuant to clause 13.1 (Increased costs) shall notify the ITM
Facility Agent of the event giving rise to the claim, following which the ITM Facility Agent shall promptly notify the Borrower.

13.2.2        Each ITM Finance Parties shall, as soon as practicable after a demand by the ITM Facility Agent, provide a certificate confirming the amount of its Increased Costs.

13.3        Exceptions

13.3.1        Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a} attributable to a Tax Deduction required by law to be made by an Obligor;
(b) compensated for by clause 12.3 (Tax indemnity} (or would have been compensated for under clause 12.3
(Tax indemnity) but was not so compensated solely because any of the exclusions in clause 12.3.2 (Tax indemnity)
applied); or

(c) attributable to the wilful breach by the relevant ITM Finance Parties or its Affiliates of any law or regulation.

13.3.2        In this clause 13.3 (Exceptions}, a reference to a "Tax Deduction" has the same meaning given to the term in clause 12.1 (Definitions).

14        Other indemnities

14.1        Currency indemnity

14.1.1        If any sum due from an Obligor under the ITM Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(a) making or filing a claim or proof against that Obligor;

(b) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days .of demand, indemnify each
ITM Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the
First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

14.1.2        Each Obligor waives any right it may have in any jurisdiction to pay any amount under the ITM Finance
Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2     Other indemnities
The Borrower shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each ITM Finance Party against any cost, loss or liability incurred by that ITM Finance Parties as a result of:

14.2.1    the occurrence of any Event of Default;

14.2.2        a failure by an Obligor to pay any amount due under an ITM Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of clause 27 (Sharing among the ITM Finance
Parties);

14.2.3        funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a
Utilisation Request but not made by reason of the operation of any one or more of the provisions of this
Agreement (other than by reason of default or negligence by that ITM Lender alone); or

14.2.4        a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

14.3         Indemnity to the ITM Facility Agent

The Borrower shall promptly indemnify the ITM Facility Agent against any cost, loss or liability incurred by the
ITM Facility Agent (acting reasonably) as a result of:

(a) investigating any event which it reasonably believes is a Default; or

(b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

15        Mitigation by the ITM lenders

15.1        Mitigation

15.1.1    Each ITM Finance Parties shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 7.1 (Illegality), clause 12 (Tax gross-up and indemnities) or clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the ITM Finance Documents to another Affiliate or Facility Office.

15.1.2        Clause 15.1.1 above does not in any way limit the obligations of any Obligor under the ITM
Finance Documents.

15.2        Limitation of liability

15.2.1        The Borrower shall indemnify each ITM Finance Party for all costs and expenses reasonably incurred by that
ITM Finance Parties as a result of steps taken by it under clause 15.1 (Mitigation}.

15.2.2        An ITM Finance Party is not obliged to take any steps under clause 15.1 (Mitigation} if, in the opinion of that
ITM Finance Party (acting reasonably), to do so might be prejudicial to it.

16     Costs and expenses

16.1         Transaction expenses

The Borrower shall promptly on demand pay the ITM Facility Agent and the Arranger the amount of all reasonable costs and expenses (including legal fees) incurred by any of them in connection with the negotiation, preparation, printing, execution of {but not costs of syndication after the date of this Agreement):

16.1.1        this Agreement and any other documents referred to in this Agreement; and

16.1.2        any other ITM Finance Documents executed after the date of this Agreement.

16.2        Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to clause 28.9 (Change of currency), the Borrower shall, within three Business Days of demand, reimburse the
ITM Facility Agent for the amount of all costs and expenses (including legal fees} incurred by the ITM
Facility Agent in responding to, evaluating, negotiating or complying with that request or requirement.

16.3         Enforcement costs

The Borrower shall, within three Business Days of demand, pay to each ITM Finance Party the amount of all costs and expenses (including legal fees} incurred by that ITM Finance Parties in connection with the enforcement of, or the preservation of any rights under, any ITM Finance Document.

SECTION 7
GUARANTEE

17     Guarantee and indemnity

17.1     Guarantee.and indemnity

Each ITM Guarantor irrevocably and unconditionally, jointly and severally:

17.1.1    guarantees to each ITM Finance Party punctual performance by the Borrower of all the
Borrower's obligations under the ITM Finance Documents;

17.1.2    undertakes with each ITM Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any ITM Finance Document, that ITM Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

17.1.3        indemnifies each ITM Finance Party immediately on demand against any cost, loss or liability suffered by that
ITM Finance Parties ·if my obligation guaranteed by it is or becomes unenforceable, invalid or illegal.
The amount of the cost, loss or liability shall be equal to the amount which that ITM Finance Parties would otherwise have been entitled to recover.

17.2    Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the ITM Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3     Reinstatement

If any payment by an Obligor or any discharge given by an ITM Finance Party(whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

17.3.1    the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

17.3.2        each ITM Finance Party shall be· entitled to recover the value or amount of that security or payment from each
Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

17.4     Waiver of defences

The obligations of each ITM Guarantor under this clause 17 (Guarantee and indemnity) will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 17 (Guarantee and indemnity) (without limitation and whether or not known to it or any ITM Finance Parties) including:

17.4.1    any time, waiver or consent granted to, or composition with, any Obligor or other person;

17.4.2    the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

17.4.3    the taking, variation, compromiseexchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non,..presentation or non-observance of .any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

17.4.4        any incapacity or lack of power, authority or legal personality of or dissolution or change in !he members or status of an Obligor or any other person;

17.4.5        any amendment (however fundamental) or replacement of an ITM Finance Document or any other document or security;

17.4.6        any unenforceability, illegality or invalidity of any obligation of any person under any ITM
Finance Document or any other document or security; or

17.4.7        any insolvency or similar proceedings.

17.5        Immediate recourse
Each ITM Guarantor waives any right it may have of first requiring any ITM Finance Parties (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that ITM Guarantor under this clause 17 (Guarantee and indemnity) This waiver applies irrespective of any law or any provision of an ITM Finance Document to the contrary.

17.6         Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the ITM
Finance Documents have been irrevocably paid in full, each ITM Finance Party(or any trustee or agent on its behalf) may:

17.6.1        refrain from applying or enforcing any other moneys, security or rights held or received by that
ITM Finance Parties (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no ITM Guarantor shall be entitled to the benefit of the same;

17.6.2        hold in an interest-bearing suspense account any moneys received from any ITM Guarantor or on account of that ITM Guarantor's liability under this clause 17 (Guarantee and indemnity).

17.7        Deferral of ITM Guarantor's rights

Until all amounts which may be or become payable by the Obligors under or in connection with the ITM
Finance Documents have been irrevocably paid in full and unless the ITM Facility Agent otherwise directs, no
ITM Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the ITM Finance Documents:

17.7.1        to be indemnified by an Obligor;

17.7.2        to claim any contribution from any other ITM Guarantor of any Obligor's obligations under the
ITM Finance Documents; and/or

17.7.3        to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the ITM
Finance Parties under the ITM Finance Documents or of any security taken pursuant to, or in connection with, the ITM Finance Documents by any ITM Finance Parties.

17.8     Limitation of ITO's liability under the Guarantee

The obligations of ITO under this clause 17 (Guarantee and indemnity) in respect of the obligations and liabilities of the Borrower shall at any given time be limited to the greater of:

(a) eighty per cent. (80%) of the net worth of ITO as reflected in its most recent annual audited accounts at that time, and

(b) €40,000,000 or its equivalent in any currency.

17.9         Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or
Security now or subsequently held by any ITM Finance Parties.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18     Representations

Each Obligor makes the representations and warranties set out in this clause 18 (Representations) to each ITM Finance Parties.

18.1        Status

18.1.1        It is a corporation, duly incorporated .and validly existing under the law of its jurisdiction of incorporation.

18.2        Binding obligations

The obligations expressed to be assumed .by it in each ITM Finance Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to clause 4 (Conditions of Utilisation) and Schedule 2 (Conditions Precedent), legal, valid, binding and enforceable obligations.

18.3         Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the ITM Finance
Documents do not and will not conflict with:

18.3.1        any Ia/( or regulation applicable to it;

18.3.2        its or any of its Subsidiaries' constitutional documents, except, insofar as this representation applies to the
NewCo Share Pledge, the ITO Share Pledge and the ITM Share Pledge, clause 7.2 of the by-laws of ITM, ITO and NewCo in the 60 days following execution of this Agreement; or

18.3.3        any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries'
assets.

18.4         Power and authority
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the ITM Finance Documents to which it is a party and the transactions contemplated by those ITM Finance Documents.

18.5     Validity and admissibility in evidence

All Authorisations required or desirable:

18.5.1        to enable it lawfully to enter into, exercise its rights and comply with its obligations in the ITM Finance
Documents to which it is a party; and

18.5.2        to make the ITM Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

18.6         Governing law and enforcement

18.6.1        The choice of English law as the governing law of the ITM Finance Documents governed by

English law will be recognised and enforced in its jurisdiction of incorporation.

18.6.2        Any judgment obtained in England in relation to an ITM Finance Document governed by English law will be recognised and enforced in its jurisdiction of incorporation.

18.7     Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any ITM Finance Document.

18.8         No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the ITM Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the ITM Finance Documents or the transactions contemplated by the ITM Finance Documents except for taxes imposed by Italy and required in connection with the Security Documents as specified in any of the legal opinions to be delivered pursuant to clause 4.1 (Initial conditions precedent) or as applicable upon occurrence of a "caso d'uso" (case of use) or of "enunciazione" (explicit reference), according to articles 6 and 22 of the Presidential Decree n. 131, dated 26 April 1986.

18.9        No default

18.9.1        No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

18.9.2        No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries) assets are subject which might have a Material Adverse Effect.

18.10    No misleading information

18.10.1    All information provided by any member of the Titan Group to the ITM Finance Parties for the purposes of the transaction contemplated in the ITM Finance Documents (collectively "Information") was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

18.10.2    The financial projections contained in the Business Plan and the Revised Business Plan (as applicable) have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

18.10.3    To the best of its knowledge, having made reasonable enquiry nothing has occurred or been omitted from the
Information and no information has been given or withheld that results in that Information being untrue or misleading in any material respect.

18.10.4    Any information provided in the Admission Document was to the best of its knowledge in accordance with the facts and contains no omission likely to affect its import at the date such document was published.

18.11    Structure Memorandum

18.11.1        The Structure Memorandum:

(a) shows all members of the Titan Group and contains descriptions which in all material respects are true, complete and correct of the corporate ownership structure of the Titan Group; and

(b) shows all inter company loans between members of the Rome Group as the date of its delivery,

except to the extent stated in a footnote in the Structure Memorandum.

18.12     Existing Debt Chart

As at the date of its delivery, the Existing Debt Chart provides accurate details of all indebtedness owed by the Rome Group to third parties as at the date falling 15 days prior to the date of its delivery and a projection of such indebtedness of the Borrower and ITM as at the date of delivery (such projection to be prepared on the basis of reasonable assumptions).

18.13        Original Financial statements

18.13.1        Its Original Financial Statements were prepared in accordance with GAAP consistently applied.

18.13.2         Its Original Financial Statements fairly represent its financial condition and operations
(consolidated) during the relevant financial year.

18.13.3    There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Titan Group or Rome Group) since the date on which such Original
Financial Statements were drawn up.

18.14    Pari passu ranking

Its payment obligations under the ITM Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.15    Representations on the Acquisition Documents

18.15.1    To the best of its knowledge on the date of this Agreement, no representation or warranty (as qualified by any related disclosure letter, Acquisition Document or schedule to an Acquisition Document) given by any party in an Acquisition Document is untrue or misleading in any material respect.

18.15.2        The Acquisition Documents contain all the material terms of the Acquisition.

18.16        No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have been started or threatened against it or any of its Subsidiaries.

18.17        Status of Security

Each Security Document confers or following execution will confer (in each case on proper registration or notification thereof, as the case may be) valid, fully perfected first ranking Security over the relevant assets securing all the obligations expressed to be secured by that Security Document and those Security other than any obligation mandatorily preferred by law.

18.18        Immunity

18.18.1        The execution by it of each ITM Finance Document to which it is a party constitutes, and the exercise by it of its rights and performance of its obligations under each ITM Finance Document will constitute, private and commercial acts performed for private and commercial purposes; and

18.18.2        It will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any ITM Finance Document

18.19     Insolvency Proceedings

It has not taken any steps and, to its knowledge, no steps have been taken, for its winding up or dissolution, bankruptcy, extraordinary administration or any other insolvency proceedings or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of all or any of its assets.

18.20        Corporate benefit

The entry into and performance of its obligations under each ITM Finance Document to which it is a party is in its commercial interests and to its corporate benefit and the competent corporate bodies have assessed and satisfied themselves as to the existence of such corporate benefit.

18.21        Times for making representations

18.21.1    The representations set out in this clause are made on the date of this Agreement.

18.21.2    Unless a representation is expressed to be given at a specific date and except for those in clauses 18.9.2,
18.10, 18.11, 18.12 and 18.15.1, each representation is deemed to be repeated by each Obligor on the date of each Utilisation Request and on the first day of each Interest.Period.

18.21.3        When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

19     Information undertakings
The undertakings in this clause 19 (Information undertakings) remain in force from the date of this Agreement until the end of the Facility Period.

19.1     Financial statements

The Borrower.shall supply to the ITM Facility Agent in sufficient copies for all the ITM Lenders:

19.1.1        as soon as the same become available, but in any event within 180 days after the end of each relevant financial years:
(a) its audited financial statements (consolidated where the financial statements have been prepared on such basis) and its audited balance sheet (bilancio civilistico) for that financial year; and

(b) the audited consolidated financial statements of the Company for that financial year;

and

(c) the audited financial statements of ITO for that financial year

19.1.2        as soon as the same become available, but in any event within 90 days after the end of each half of each
relevant     financial years:

(a) its financial statements (consolidated where the financial statements have been prepared-on such basis) for that financial half year;

(b) the consolidated financial statements of the Company for that financial year; and

(c) the financial statements of ITO for that financial year.

19.2        Compliance Certificate

19.2.1        The Borrower shall supply to the ITM Facility Agent, with each set of financial statements delivered pursuant to clause 19.1.1 or 19.1.2 (Financial statements), a Compliance Certificate setting out (in reasonable detail)
computations as to compliance with clause 20 (Financial covenants) as at the date as at which those financial statements were drawn up and at any applicable Calculation Date.

19.2.2        Each Compliance Certificate shall be signed by two directors of the Borrower and, if required to be delivered with any audited financial statements delivered pursuant to clause 19.1 (Financial statements) accompanied by a report from the auditors of the Company, which report shall be in form and substance reasonably satisfactory to the ITM Facility Agent.

19.3        Requirements as to financial statements

19.3.1        Each set of financial statements to be delivered pursuant to clause 19.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing the financial condition of such company as at the date as at which those financialstatements were drawn up.

19.3.2        The Borrower shall procure that each set of financial statements delivered pursuant to clause 19.1 (Financial statements) is prepared using the applicable GMP.

19.3.3        The Borrower shall procure that each set of financial statements of each ITM Guarantor delivE)red pursuant to clause 19.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements of that ITM
Guarantor unless, in relation to any set of financial statements, it notifies the ITM Facility Agent that there has been a change in GMP, the accounting practices or reference periods and the auditors of the relevant ITM
Guarantor deliver to the ITM Facility Agent:

(a) a description of any change necessary for those financial statements to reflect the GMP, accounting practices and reference periods upon which that the Original Financial Statements of the relevant ITM Guarantor were prepared; and

(b) sufficient information, in form and substance as may be reasonably required by the ITM Facility
Agent, to enable the ITM Lenders to determine whether clause 20 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements of the relevant ITM Guarantor

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

19.4     «nformation:miscellaneous

Each Obligor shall supply to the ITM Facility Agent (in sufficient copies for all the ITM Lenders, if the ITM Facility Agent so requests):

19.4.1    all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

19.4.2        promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Titan Group, and which might, if adversely determined, have a Material Adverse Effect;

19.4.3    promptly all material details of any material claim under the Acquisition Documents;

19.4.4        promptly any amendments to the Acquisition Documents made following the execution of this
Agreement;

19.4.5        promptly, such further information regarding the financial condition, business and operations of any member of the Titan Group as any ITM Finance Parties (through the ITM Facility Agent) · may reasonably request;

19.4.6        by no later than 30 June 201Q, a revised business plan of the Titan Group (the "Revised Business Plan")
for the period from 2009 to 31 December 2014, in the same format as the Business Plan, revised to take in to account all material changes in the financial and economic position of the Titan Group from the date of the
Business Plan to the date of preparation of the Revised Business Plan;

19.4.7        promptly upon having determined to acquire any company or merge with or into another company proceed to any disposal of their assets, or to exercise any of the options referred to in clauses 21.6.2 and
21.7.3 below, a notice informing the ITM Facility Agent .of any such intention, together with a detailed memorandum of the proposed transaction and a certificate signed by 2 (two) duly authorised representatives confirming that in their reasonable opinion having made

due enquiry with appropriate professional advisers, such transaction will not lead to a Material
Adverse Effect.

19.5        Notification of default

19.5.1        Each Obligor shall notify the ITM Facility Agent of any Default (and the steps, if any, being taken to remedy it)
promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

19.5.2        Promptly upon. a request by the ITM Facility Agent in circumstances where the ITM Facility Agent has reasonable grounds for believing that a Default has occurred and is continuing, the Borrower shall supply to the ITM Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no
Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.6        "Know your customer" checks

19.6.1        If:

(a) the introduction of or any change in.(or in the interpretation, administration or application
of) any law or regulation made after the date of this Agreement;

(b) any change in the status of an Obligor after the date of this Agreement; or

(c) a proposed assignment or transfer by an ITM Lender of any of its rights and obligations under this Agreement to a party that is not an ITM Lender prior to such assignment or transfer;

obliges the ITM Facility Agent or any ITM Lender (or, in the case of paragraph (c) above, any prospective new ITM Lender) to comply with "know your customer" or similar identification procedures in any jurisdiction in circumstances where the necessary information is not already available to it, each. Obligor shall promptly upon the request of the ITM Facility Agent or any ITM
Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the ITM Facility Agent (for itself or on behalf of any ITM Lender) or any ITM
Lender (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new ITM Lender) in order for the ITM Facility Agent, such ITM Lender or, in the case of the event described in paragraph (c) above, any prospective new ITM Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the ITM Finance
Documents.

19.6.2        Each ITM Lender shall promptly upon the request of the ITM Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the ITM

Facility Agent (for itself) in order for the ITM Facility Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the ITM Finance Documents.

20    Financial covenants
20.1.1     The Obligors shall ensure that on each Calculation Date from and including 30 June 2011 until the end of the Facility Period the following semi-annual financial covenants are met:

· (a)     the ratio of EBITDA of the ·Titan Group to Consolidated Net Interest Payable of the

Titan Group shall not be at any time less than:

(i)     2.95:1 for the Calculation Date falling on 30 June 2011;

(ii)     3.70:1 for the Calculation Date falling on 31 December 2011;

{iii)     4,35:1 for the Calculation Date falling on 30 June 2012; and

(iv)     5.00:1 for each Calculation Date thereafter.

(b) the ratio of aggregate Net Financial Indebtedness of the Titan Group (including for the avoidance of doubt FinanCial Indebtedness created under any ITM Finance Document) to EBITDA shall not at any time be greater than:

(i)     5.00:1 for the Calculatioh Date falling on 30 June 2011;

(ii) 3.75:1 for the Calculation Date falling on 31 December 2011; (iii) 3.00:1 for the Calculation Date falling on 30 June 2012; and
(iv)2.20:1 for each Calculation Date thereafter.
{c) the ratio of aggregate Net Financial Indebtedness of the Titan Group (including for the avoidance of doubt Financial Indebtedness created under any ITM Finance Document) to Net Worth shall not at any time be greater than:
(i)     1.78:1 for the Calculation Date falling on 30 June 2011;
(ii)      1.60:1 for the Calculation Date falling on 31 December 2011; (iii) 1.45:1 for the Calculation Date falling on 30 June 2012; and (iv) 1.10:1 for each Calculation Date thereafter.

20.1.2         The Obligors shall ensure that on each Calculation Date from and including 31 December 2012 until the end of the Facility Period ( her than the Calculation Dates falling on 31 December

2013 and 30 June 2014) the Debt Service Cover Ratio calculated on a rolling 12 month basis shall not be less than 1.10:1.

20.1.3    Subject to clauses 20.1.4 to 20.1.6 the financial covenants set out in this clause 20 shall be calculated on each
Calculation Date in accordance with the applicable GAAP and tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to clauses 19.1 and 19.2.

20.1.4        The financial covenants set out this clause 20 shall be calculated in accordance with GAAP applicable to the Company· at the date of 'this Agreement, notwithstanding that GAAP may change after the date of this Agreement.

20.1.5        For the purpose of calculating compliance with the financial covenants for a Calculation Date on 31 December in any year, the rate of exchange for the conversion of any currency used in the preparation of the audited balance sheet of any company shall be the same as that used in the audited profit and loss account, notwithstanding that GAAP may require different exchange rates to be used.

20.1.6        When calculating compliance with the financial covenants for a Calculation Date on 30 June in any year, the rate of exchange for the conversion of any currency used shall be the average of the rates of exchange used in the preparation of the profit and loss account in (i) the audited financial statements for the financial year ending on the preceding 31 December; and (ii) the unaudited financial statements for the 6 months ending on such 30 June, and the same rate of exchange shall be applied to the unaudited balance sheet of any company and the unaudited profit and loss account, notwithstanding that GAAP may require different exchange rates to be used.

21     General undertakings

The undertakings in this clause 21 (General undertakings) remain in force from the date of this
Agreement until the end of the Facility Period.

21.1         Purpose
Each Obligor must ensure that that each Utilisation under a Facility is used for one of the purposes specified for the Facility in clause 3 {Purpose).

21.2        Authorisations

Each Obligor shall promptly:

21.2.1        obtain, comply with and do all that is necessary to maintain in full force and effect; and

21.2.2        supply certified copies to the ITM Facility Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the ITM Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any ITM Finance Document.

21.3     Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the ITM Finance Documents.

21.4     Paripassu ranking
Each Obligor must ensure that its payment obligations under the ITM Finance Documents rank at least pari passu with all its other and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

21.5        Negative pledge

21.5.1        No Obligor shall (and shall ensure that no other member of the Titan Group will) create or permit to subsist any Security over any of its assets.

21.5.2        No Obligor shall (and shall ensure that no other member of the Titan Group will):

(a) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Titan Group;

(b) sell, transfer or otherwise dispose of any of its receivables on recourse terms unless entered into in respect of Permitted Financial Indebtedness;

(c) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(d) enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising
Financial Indebtedness or of financing the acquisition of an asset.

21.5.3        No Obligor incorporated in Italy shall (and shall ensure that no other member of the Titan Group incorporated in Italy will) segregate assets for the purpose of article 2447-bis of the Italian Civil Code ("Patrimoni
Destinati ad uno Specifico Affare'J nor shall it (and shall ensure that no other member of the Titan Group incorporated in Italy will) issue any class of stock or other financial instruments under article 2447-ter of the
Italian Civil Code without the prior written consent of the lntercreditor Agent (acting on the instructions of the
Majority Senior Lenders)

21.5.4        Clauses 21.5.1 and 21.5.2 above do not apply to Permitted Security Interests.

21.6         Disposals

21.6.1        No Obligor shall (and ensure that no other member of the Titan Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

21.6.2        Clause 21.6.1 above does not apply to Permitted Disposals.

21.7        Merger and Acquisitions

21.7.1        No Obligor shall (and shall ensure that no other member of the Titan Group will) enter into any amalgamation, demerger, merger or corporate reconstruction without the prior written consent of the Majority Senior lenders.

21.7.2        No Obligor shall (and shall ensure that no other member of the Titan Group will) make an acquisition of a company without the prior consent of the Majority Senior Lenders.

21.7.3        Clause 21.7.2 above shall not apply to Permitted Acquisitions.

21.8        Hedging

The Borrower shall comply in all material respects with the terms of the Hedging Policy.

21.9        Security Interests

21.9.1        Each Obligor shall maintain and preserve the Security (and ensure that such Security is maintained and preserved) created by the Security Documents and the priority created by the Security Documents.

21.9.2        Each Obligor shall ensure that the lntertractor USA Share Pledge is executed by not later than 30 Business
Days from the date on which the lntercreditor Agent has provided the Borrower with a draft thereof and that a legal opinion of a reputable US firm in relation to the lntertractor USA Share Pledge is delivered to the lntercreditor
Agent in a form and substance reasonably satisfactory to the lntercreditor Agent.

21.9.3        If the Revised Business Plan delivered pursuant to clause 19.4.6 shows a deterioration in the financial projections for the Titan Group in respect of the figures shown in the Business Plan, such that the Financial
Covenants are projected to be breached or require further amendment, then the Obligors and the lntercreditor
Agent shall meet to discuss the execution by Material Companies of such further Security over the assets of a
Material Company as may reasonably be required by the lntercreditor Agent, such Security to be in a form and substance satisfactory to the lntercreditor Agent, acting reasonably

21.10        Syndication

21.10.1        Each Obligor will give the Arranger all the assistance it reasonably requires to facilitate the syndication of the Facility.

21.10.2        Each Obligor will provide such further information as the Arranger may reasonably require for the purpose of syndication of the Facility including (i) promptly providing all reasonably. requested financial and other information in its possession, including information and projections prepared by it or its advisers; and (ii) making its senior officers available to attend a reasonable number of presentations and/or site visits to be granted, to prospective Lenders at reasonable times upon reasonable notice. In complying with this clause 21.10 (Syndication); the Obligors shall not be required to provide any information that it has provided previously to the Arranger.

21.11         Change of business

Each Obligor shall procure that no substantial change is made to the general nature of the business of that Obligor or any member of the Titan Group from that carried on at the date of this Agreement.

21.12        Maintenance of Status

Each Obligor will maintain its separate corporate existence and remain in good standing under the laws of its jurisdiction of incorporation.

21.13            Loans and Credit

21.13.1        The Obligors may not (and shall ensure that any member of the Titan Group will not) make any loans, provide any credit or issue any guarantee other than Permitted Loans.

. 21.13.2        Clause 21.13.1 above shall not apply to Permitted Loans.

21.14            Taxes

Each member of the Titan Group must pay all Taxes due and payable by it, unless:

21.14.1            payment of those Taxes is being contested in good faith and adequate reserves are being maintained for those Taxes; or

21.14.2            failure to pay those Taxes is not reasonably likely to have a Material Adverse Effect.

21.15            FinancialIndebtedness

21.15.1            No member of the Titan Group shall incur any Financial Indebtedness nor shall it have any
Financial Indebtedness outstanding.

21.15.2        Clause 21.15.1 does not apply to Permitted Financial Indebtedness.

21.15.3        The Parties agree that:

(a) following the First Triggering Date, the restriction set out in clause 21.15.1 above shall
-, apply to the Rome Group only; and

(b) for the purposes of calculating whether Financial Indebtedness falls within the levels permitted under clause 21.15.2, Financial Indebtedness incurred in a currency other than Euro will be converted into Euro at

(i) in ttie case of facilities existing at the date of the Amendment and
Restatement Agreement No.1, the rate of exchange for such currency used by the Company to prepare its financial statements as at 31 March 2009; and

(ii) in the case of other Financial Indebtedness, at the ITM Facility Agent's spot rate of exchange for such currency on the date on which the facility under which such Financial Indebtedness is incurred is first made available to the relevant member of the Titan Group.

21.16     Cancellation of Notes

Each Obligor which has issued an order to repurchase or redeem any Note shall (and shall procure that any other New Holder will) promptly (and in any case no later than the Business Day following the date of purchase or redemption) surrender any such Note to the Paying Agent and ensure that the Notes so surrendered are cancelled by the Paying Agent promptly upon receipt and shall provide evidence to the ITM Facility Agent (reasonably satisfactory to the ITM Facility Agent) of such cancellation.

21.17            Distributions

21.17.1            Up to and including 31 December 2013, no Obligor shall (and shall ensure that no member of the
Titan Group will) make, pay or permit a Distribution without the prior written consent of the Senior
Lenders.

21.17.2            From 1 January 2014 up to and including 31 December 2015 no Obligor shall (and shall ensure that no member of the Titan Group will) make, pay or permit a Distribution if an Event of Default has occurred or is continl)ing or would result from such Distribution.

22         Events of Default

Each of the events or circumstances set out in clause 22 is an Event of Default.

22.1            Non-payment

22.1.1            An Obligor does not pay on the due date any amount payable pursuant to an ITM Finance
Document at the place at and in the currency in which it is expressed to be payable :

22.1.2            No Event of Default will occur under clause 22.1.1 above:

(a) if its failure to pay is caused by:

(i)     administrative or technical error, or
(ii)     a Disruption Event; and

payment is made within 3 Business Days of its due date, or

(b) in relation to a failure to repay a Loan or to pay interest in respect thereof (the Unpaid
Amount), if within 6 months of the date on which such Unpaid Amount fell due and was not paid, the Company has procured thatn investment (including, for the avoidance of doubt, any third party investment) is received by it, in the form of (i) an increase in the equity share capitalof the Company, (ii) the issue of preference shares in the Company, or (iii)
subordinated loan(s) to the Company (payments in respect of which are to be subordinated to the repayment of the Loans and any interest in respect thereof on terms approved by the
ITM Facility Agent {acting reasonably)), and the proceeds of such investment are applied in payment of the Unpaid Amount.

22.2         Financial covenants

22.2.1         Any requirement of clause 20 (Financial covenants) is not satisfied for two consecutive

Calculation Dates.

22.2.2         No Event of Default will occur under clause 22.2.1 above if, within 6 months of the earlier of:

(a) an Obligor notifying the ITM Facility Agent of such event or circumstance pursuant to clause 19.5 (Notification of default), and

(b) the date of delivery of the Compliance Certificate in respect of the Calculation Date on which an Event of Default would have occurred pursuant to clause 22.2.1 but for the operation of this clause, the Company has procured that an investment (including, for the avoidance of doubt, any third party investment) is received by it, in the form of (i) an increase in the equity share capital of the Company, (ii) the issue of preference shares in the Company or (iii) subordinated loan(s) to the Company (payments in respect of which are to be subordinated to the repayment of the Loans and any interest in respect thereof on terms approved by the ITM Facility Agent (acting reasonably)) at a level which is adequate to remedy the relevant breach(es) of the Financial Covenants. The amount of such investment shall be deemed to be added to "EBITDA" and/or "Net Worth" (as applicable) on the Calculation Date on which an Event of Default would have occurred pursuant to clause 22.2.1 but for the operation of this clause (the Relevant Calculation Date). The relevant breach(es) of the Financial Covenants shall be remedied if, after inclusion of the amount of the investment in "EBITDA" and or/ "Net Worth" (as applicable) pursuant to this clause 22.2.2, the Borrower would have complied with the requirements of clause 20 (Financial Covenants) on the Relevant Calculation Date.
22.3        Other obligations

22.3.1        An Obligor does not comply with any provision of the ITM Finance Documents (other than those referred to in clause 22.1 (Non-payment) and clause 22.2 (Financial covenants)).

22.3.2        No Event of Default under clause 22.3.1 above will occur if the failure to comply is in the reasonable opinion of the ITM Facility Agent capable of remedy and is remedied within 30 Business Days of the ITM Facility Agent giving notice to the Borrower or the Borrower becoming aware of the failure to comply

. 22.4        Compulsory acquisition and destruction

22.4.1        All or a material part of the assets of the Titan Group are seized, expropriated, nationalised, acquired, confiscated, requisitioned or administered (whether compulsorily or not).

22.4.2        All or a material part of the assets of the Titan Group are destroyed or damaged by any event of force majeure or otherwise and such destruction or damage is likely to have a Material Adverse Effect.

22.5        Litigation and court orders

Any claim, litigation, arbitration or administrative proceeding is taking place or threatened against any member of the Titan Group which, if adversely determined, is reasonably likely to have a Material Adverse Effect.

22.6         Misrepresentation
Any representation or statement made or deemed to be made by an Obligor in the ITM Finance
Documents or any other document delivered by or on behalf of any Obligor under or in connection with any ITM Finance Document is or proves to have been incorrect or misleading in any materialrespect when made or deemed to be made.

22.7        Cross default

22.7.1        Any Financial Indebtedness of any member of the Titan Group (including under the Convertible
Credit) is not paid when due nor within any originally applicable grace period.

22.7.2        Any Financial Indebtedness of any member of the Titan Group (including under the Convertible Credit) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

22.7.3        Any commitment for any Financial Indebtedness of any member of the Titan Group (including under the
Convertible Credit) is cancelled or suspended by a creditor of any member of either Group as a result of an event of default {however described).

22.7.4    Any creditor of any member of the Titan Group becomes entitled to declare any Financial Indebtedness of any member of the Titan Group (including under the Convertible Credit) due and payable prior to its specified maturity as a result of an event of default (however described).

22.7.5        No Event of Default will occur under this clause 22.7 (Cross default) if the aggregate amount of
Financial Indebtedness or original commitment for Financial Indebtedness falling within clauses
22.7.1 to 22.7.4 above is less than €10,000,000 (or its equivalent in any other currency or currencies).

22.8        Insolvency

22.8.1        Any Obligor or any Material Company is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

22.8.2        Any member of the Titan Group not already referred to in clause 22.8.1, is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness and such occurrence has a Material Adverse Effect.

22.8.3        The value of the assets of any Obligor or any Material Company (or where such event would havea Material
Adverse Effect, any other member of the Titan Group) is less than its liabilities (taking into account contingent and prospective liabilities).

22.8.4        A moratorium is declared in respect of any indebtedness of any Obligor or any Material Company or, where such event would have a Material Adverse Effect, any other member of the Titan Group.

22.9        Insolvency proceedings

Any corporate action, legal proceedings or other insolvency procedure or step is taken in relation to:

22.9.1        the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or any
Material Company (or, where such event would have a Material Adverse Effect, any other member of the Titan
Group) other than a solvent liquidation or reorganisation of any member of the Titan Group which is not an
Obligor;

22.9.2        a composition, compromise, assignment or arrangement with any creditor of any Obligor or any Material
Company or, where such event would have a Material Adverse Effect, any other member of the Titan Group;

22.9.3    the appointment of a liquidator (other than in respect of a solvent liquidation of a Material Company which is not an Obligor), receiver, administrative receiver, administrator, compulsory. manager or other similar officer in respect of any Obligor or any Material Company (or, where such event would have a Material Adverse Effect, any other member of the Titan Group) or any of their assets; or

22.9.4    enforcement of any Security over any assets of any member of the Titan Group"; or

22.9.5    any analogous procedure or step is taken in any jurisdiction.

22.10    Article 2447 or 2482-ter of the Italian Civil Code

The occurrence of the circumstances set forth in Article 2447, or 2482-ter, as .applicable, of the Italian Civil
Code in relation to a Material Company incorporated in Italy unless, no later than 30 days from the date on which such Titan Group member's directors have knowledge of such occurrence, a shareholders' meeting is convened to vote on a resolution approving a capital increase to comply with the minimum capital requirements under Italian law (and such capital increase has been fully paid up in the next following 30 days).

22.11     Creditors' process
Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group having an aggregate value of €15,000,000 and is not discharged within 45 days.

22.12        Ownership of ITM and trading of the Company on the AIM

22.12.1        ITM is not or ceases to.be a member of the Titan Group.

22.12.2        The shares of the Company cease to be traded on an Approved Market.

22.13        Change of control

A person or group of persons acting in concert acquires control of the Company. For the purposes of this clause "control" means the direct or indirect ownership of more than 50% of the voting share capital (or equivalent right of ownership) of the Company or the power to direct its policies and management (including the power to determine the composition of a majority of the board of directors of the Company) whether by virtue of contract or otherwise and "acting in concert" means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Borrower by any of them, either directly or indirectly, to obtain or consolidate control of the Borrower.

22.14    Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its material obligations under the ITM Finance
Documents

22.15    Repudiation

22.15.1    Any provision of an ITM Finance Document is not effective in accordance with its terms or an ITM Finance
Document is repudiated or a party to an ITM Finance Document (other than an ITM Finance Party) evidences an intention to repudiate an ITM Finance Document.

22.15.2    Any of the Security Documents is not or ceases to be effective and (if the lntercreditor Agent is satisfied (in its absolute discretion) that steps are being diligently taken to remedy the defect) the defect is not remedied within 10 Business Days of its occurrence.

22.16    Material adverse change

Any event or series of events occurs which has a Material Adverse Effect and the Borrower and/or the
Company are not able to demonstrate, to the reasonable satisfaction of the Majority Senior Lenders (within 10
Business Days of the notice given to the Borrower by the lntercreditor Agent that, in its opinion, a Material
Adverse Effect has occurred) that following such event or series of events the Obligors will continue to be able to meet their payment obligations under the ITM Finance Documents and the Financial Covenants.

22.17        United States Bankruptcy Laws

22.17.1        In this clause:

"U.S. Bankruptcy Law" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101 et seq), as
amended and in effect from time to time and the regulations issued from time to time thereunder, or any other
United States Federal or State bankruptcy, insolvency or similar law.

22.17.2        Any of the following occurs in respect of lntertractor USA:

(a) it makes a general assignment for the benefit of creditors;

(b) it commences a voluntary case or proceeding under any U.S. Bankruptcy Law; or

(c) an involuntary case under any U.S. Bankruptcy Law is commenced against it and is not controverted within 30 days or is not dismissed or stayed within 90 days after commencement of the case.

22.18     Acceleration

22.18.1	On and at any time after the occurrence of an Event of Default the ITM Facility Agent may; and shall if so directed by the Majority ITM Lenders, by notice to the Borrower:

. {a) cancel the Total Commitments whereupon they shall immediately be cancelled;.

{b) declare that all or part of the Loans, together with accrued interest, and· all other amounts accrued or outstanding under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the ITM Facility Agent; and

{d) subject to the provisions of the lntercreditor Deed, instruct the lntercreditor Agent to take all the steps necessary to enforce the Security Documents.

SECTION 9

CHANGES TO PARTIES
23     Changes to the ITM Lenders

23.1    Assignments and transfers by the ITM Lenders

23.1.1        Subject to this clause 23 (Changes to the ITM Lenders), an ITM Lender {the "Existing ITM Lender'') may:

(a) assign any of its rights; or

{b) transfer any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and which is a Qualifying ITM Lender (the "New ITM Lender'').

23.2        Conditions of assignment or transfer

23.2.1        The consent of the Borrower is not required for an assignment or transfer by an Existing ITM Lender.

23.2.2        An assignment will only be effective on:

(a) receipt by the ITM Facility Agent of written confirmation from the New ITM Lender (in form and substance satisfactory to the ITM Facility Agent) that the New ITM Lender will assume the same obligations to the other ITM Finance Parties as it would have been under if it was an Original ITM
Lender;and

{b) performance by the ITM Facility Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in any jurisdiction in relation to such assignment to a
New ITM Lender,_ the completion of which the ITM Facility Agent shall promptly notify to the Existing
ITM Lender and the New ITM Lender.

23.2.3        A transfer will only be effective if the procedure set out in clause 23.5 (Procedure for transfer) is complied with.

23.2.4        If:

(a) an ITM Lender assigns or transfers any of its rights or obligations under the ITM Finance

Documents or changes its Facility Office; and

(b) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New ITM Lender or ITM Lender acting through its new Facility
Office under clause 12 (Tax gross-up and indemnities) or clause 13 (Increased Costs},

then the New ITM Lender or ITM Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing ITM Lender or ITM Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

23.2.5
For the purposes of article 1278 of the Luxembourg Civil Code, it is expressly agreed that the Luxco Share Pledge shall be preserved for the benefit of the assignee of some of the rights and/or obligations of the ITM Lenders and all remaining Secured Parties.

23.3        Assignment or transfer fee

The New ITM Lender shall, on the date upon which an assignment or transfer takes effect, pay to the ITM Facility Agent (for its own account) a fee of €1,750.

23.4         Limitation of responsibility of Existing ITM Lenders

23.4.1	Unless expressly agreed to the contrary, an Existing ITM Lender makes no representation or warranty and assumes no responsibility to a New ITM Lender for:

(a) the legality, validity, effectiveness, adequacy or enforceability of the ITM Finance

Documents or any other documents;

(b) the financial condition of any Obligor or any operating Subsidiary;

(c) the performance and observance by any Obligor of its obligations under the ITM Finance Documents or any other documents; or

(d) the accuracy of any statements (whether written or oral) made in or in connection with any ITM Finance Document or any other document,

and any representations or warranties implied by law are excluded.

23.4.2	Each New ITM Lender confirms to the Existing ITM Lender and the other ITM Finance Parties that it:

(a) has made (and shall continue to make) its own independent investigation and assessment of the finaf"!cial condition and affairs of each Obligor or any operating Subsidiary and its related entities in connection with its participation in this Agreement

and has not relied exclusively on any information provided to it by the Existing ITM lender in connection with any ITM Finance Document; and

(b) will continue to make its own independent appraisal of the creditworthiness of each
Obligor and its related entities whilst any amount is or may be outstanding under the
ITM Finance Documents or any Commitment is in force.

23.4.3        Nothing in any ITM Finance Document obliges an Existing ITM Lender to:

(a) accept a re-transfer froin a New ITM Lender of any of the rights and obligations assigned or transferred under this clause 23 (Changes to the ITM Lenders); or

(b) support any losses directly or indirectly incurred by the New ITM Lender by reason of the non-
performance by any Obligor of its obligations under the ITM Finance Documents or otherwise.

23.5        Procedure for transfer

23.5.1        Subject to the conditions set out in clause 23.2 (Conditions of assignment or transfer) a transfer is effected in accordance with clause 23.5.3 below when the ITM Facility Agent executes an otherwise duly completed
Transfer Certificate delivered to it by the Existing ITM Lender and the New ITM Lender. The ITM Facility
Agent shall, subject to clause 23.5.2 below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

23.5.2        The ITM Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing ITM
Lender and the New ITM Lender once it is satisfied it has complied with all necessary "know your customer"
or other similar checks under all applicable laws and regulations in any jurisdiction in relation to the transfer to such New ITM Lender.

23.5.3        On the Transfer Date:
(a) to the extent that in the Transfer Certificate the Existing ITM Lender seeks to transfer by novation its rights and obligations under the ITM Finance Documents each of the Obligors and the Existing ITM Lender shall be released from further obligations towards one another under the ITM Finance Documents and their respective rights against one another under the·
ITM Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");

(b) each of the Obligors and the New ITM Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New ITM Lender have

assumed and/or     acquired the same in place of that Obligor and the Existing ITM Lender;

(c) the ITM Facility Agent, the Arranger, the New ITM Lender and other ITM Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New ITM Lender been an Original ITM Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the ITM Facility Agent, the Arranger and the Existing ITM Lender shall each be released from further obligations to each other under the ITM Finance Documents; and

(d) the New ITM Lender shall become a Party as a "ITM Lender".

23.6         Copy of Transfer Certificate to the Borrow r

The ITM Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer

Certificate, send to the Borrower a copy of that Transfer Certificate.

23.7         Disclosure of information

Any ITM Lender may disclose to any of its Affiliates·and any other person:

23.7.1         to (or through) whom that ITM Lender assigns or transfers (or may potentially assign or transfer)

all or any of its rights and obligations under this Agreement;

23.7.2
with (or through) whom that ITM Lender enters into (or may potentially enter into) any sub participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

23.7.3	to whom, and to the extent that, information is required to be disclosed by any applicable Jaw or regulation,

any information about any Obligor, the Titan Group, the Acquisition and the ITM Finance

Documents as that ITM Lender shall consider appropriate.

24     Changes to the Obligors

24.1     Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the ITM Finance Documents.

SECTION 10

THE FINANCE PARTIES

25     Role of the ITM Facility Agent and the Arranger

25.1        Appointment of the ITM Facility Agent

25.1.1        Each ITM Finance Party.(other than the ITM Facility Agent and the lntercreditor Agent) appoints the ITM
Facility Agent to act as its agent under and in connection with the ITM Finance Documents.

25.1.2        Each ITM Finance Party (other than the ITM Facility Agent and the lntercreditor Agent) authorises the
ITM Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the ITM
Facility Agent under or in connection with the ITM Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.2        Duties of the ITM Facility Agent

25.2.1        The lTM Facility Agent shall promptly forward to a Party the original or a·copy of any document which is delivered to the ITM Facility Agent for that Party by any other Party.

25.2.2        Except where an ITM Finance Document specifically provides otherwise, the ITM Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

25.2.3        If the ITM Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the ITM Finance Parties.

25.2.4        If the ITM Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to an ITM Finance Party (other than the ITM Facility Agent or the Arranger) under this Agreement it shall promptly notify the other ITM Finance Parties.

25.2.5        The ITM Facility Agent's duties under the ITM Finance Documents are solely mechanical and administrative in nature.

25.3        Role of the Arranger

Except as specifically provided in the ITM Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any ITM Finance Document.

25.4        No fiduciary duties

25.4.1        Nothing in this Agreement constitutes the ITM Facility Agent or the Arranger as a trustee or fiduciary of any other person.

25.4.2    Neither the ITM Facility Agent nor the Arranger shall be bound to account to any ITM Lender for any sum or the profit element of any sum received by it for its own account.

25.5     Business with the Titan Group

The ITM Facility Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Titan
Group or with the Borrower or any of their Subsidiaries.

25.6        Rights and discretions of the ITM Facility Agent

25.6.1        The ITM Facility Agent may rely on:

(a) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(b) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within·his power to verify.

25.6.2        The ITM Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the ITM Lenders) that:
(a) no Default has occurred (unless it has actual knowledge of a Default arising under clause
22.1 (Non-payment));

(b) any right, power, authority or discretion vested in any Party or the Majority ITM
Lenders has not been exercised; and

(c) any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

25.6.3        The ITM Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

25.6.4        The ITM Facility Agent may act in relation to the ITM Finance Documents through its personnel and agents.

25.6.5        The ITM Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

25.6.6    Notwithstanding any other provision of any ITM Finance Document to the contrary, neither the ITM Facility
Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

25.7    Majority ITM Lenders' instructions

25.7.1    Unless a contrary indication appears in an ITM Finance Document, the ITM Facility Agent shall (i) exercise any right, power, authority or discretion vested in it as ITM Facility Agent in accordance with any instructions given to it by the Majority ITM Lenders (or, if so instructed by the Majority ITM Lenders, refrain from exercising any right, power, authority or discretion vested in it as ITM Facility Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority ITM
Lenders.

25.7.2        Unless a contrary indication appears in an ITM Finance Document, any instructions given by the
Majority ITM Lenders will be binding on all the ITM Finance Parties.

25.7.3        The ITM Facility Agent may refrain from acting in accordance with the instructions of the Majority ITM
Lenders (or, if appropriate, the ITM Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

25.7.4        In the absence of instructions from the Majority ITM Lenders, (or, if appropriate, the ITM Lenders) the ITM
Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the ITM
Lenders.

25.7.5        The ITM Facility Agent is not authorised to act on behalf of an ITM Lender (without first obtaining that ITM
Lender's consent) in any legal or arbitration proceedings relating to any ITM Finance Document.

25.8         Responsibility for documentation

Neither the ITM Facility Agent nor the Arranger:

25.8.1        is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written)
supplied by the ITM Facility Agent, the Arranger, an Obligor or any other person given in or in connection with any ITM Finance Document or the Information Memorandum; or

25.8.2        is responsible for the legality, validity, effectiveness, adequacy or enforceability of any ITM Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any ITM Finance Document.

25.9        Exclusion of liability

25.9.1
Without limiting clause 25.9.2 below and without prejudice to the provisions of clause 28.10.5 (Disruption to Payment Systems etc.), the ITM Facility Agent will not be liable for any action taken by it under or in connection with any ITM Finance Document, unless directly caused by its gross negligence or wilful misconduct.

25.9.2
No Party (other than the ITM Facility Agent) may take any proceedings against any officer, employee or agent of the ITM Facility Agent in respect of any claim it might have against the ITM Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any ITM Finance Document and any officer, employee or agent of the ITM Facility Agent may rely on this clause. Subject to clause 1.4 (Third paity rights) and the provisions of the Third Parties Act.

25.9.3
The ITM Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the ITM Finance Documents to be paid by the ITM Facility Agent if the ITM Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the ITM Facility Agent for that purpose.

25.9.4
Nothing in this Agreement shall oblige the ITM Facility Agent or the Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any ITM Lender and each ITM Lender confirms to the ITM Facility Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the ITM Facility Agent or the Arranger.

25.10     ITM Lenders' indemnity to the ITM Facility Agent

Each ITM Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the ITM Facility Agent, within three Business Days of demand, against any cost, loss or liability {including, without iimitation, for negligence or any other category of liability whatsoever) incurred by the ITM Facility Agent (otherwise than by reason of the ITM Facility Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 28.10 (Disruption to Payment Systems etc.) notwithstanding the ITM Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the ITM Facility Agent) in acting as ITM Facility Agent under the ITM Finance Documents (unless the ITM Facility Agent has been reimbursed by an Obligor pursuant to an ITM Finance Document).

25.11        Resignation of the ITM Facility Agent

25.11.1    The ITM Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the other
ITM Finance Parties and the Company.

25.11.2    Alternatively the ITM Facility Agent may resign by giving notice to the other ITM Finance Parties and the
Borrower, in which case the Majority ITM Lenders (after consultation with the Company) may appoint a successor ITM Facility Agent.

25.11.3    If the Majority ITM Lenders have not appointed a successor ITM Facility Agent in accordance with clause
25.11.2 above within 30 days after notice of resignation was given, the ITM Facility Agent (after consultation with the Company) may appoint a successor ITM Facility Agent.

25.11.4    The retiring ITM Facility Agent shall, at its own cost, make available to the successor ITM Facility Agent such documents and records and provide such assistance as the successor ITM Facility Agent may reasonably request for the purposes of performing its functions as ITM Facility Agent under the ITM Finance
Documents.

25.11.5    The ITM Facility Agent's resignation notice shall only take effect upon the appointment of a successor.

25.11.6    Upon the appointment of a successor, the retiring ITM Facility Agent shall be discharged from any further obligation in respect of the ITM Finance Documents but shall remain entitled to the benefit of this clause 25
(Role of the ITM Facility Agent and the Arranger). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

25.11.7        After consultation with the Company, the Majority ITM Lenders may, by notice to the ITM Facility
Agent, require it to resign in accordance with clause 25.11.2 above. In this event, the ITM
.         Facility Agent shall resign in accordance with clause 25.11.2 above.

25.12        Confidentiality

25.12.1        In acting as agent for the ITM Finance Parties, the ITM Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

25.12.2        If information is received by another division or department of the ITM Facility Agent, it may be treated as confidential to that division or department and the ITM Facility Agent shall not be deemed to have notice of it.

25.13    Relationship with the ITM Lenders-
The ITM Facility Agent may treat each ITM Lender as an ITM Lender, entitled to _payments under this
Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that ITM Lender to the contrary in accordance with the terms of this Agreement.

25.14    Credit appraisal by the ITM Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any ITM Finance Document, each ITM Lender confirms to the ITM Facility
Agent and the Arranger that it has been, and will continue to be, solely responsibie for making its own independent appraisal and investigation of all risks arising under or in connection with any ITM Finance Document including but not limited to:

25.14.1    the financial condition, status and nature of each member of the Titan Group;

25.14.2        the legality, validity, effectiveness, adequacy or enforceability of any ITM Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any ITM Finance Document;

25.14.3        whether that ITM Lender has recourse, and the nature and extent of that recourse, against any
Party or any of its respective assets under or in connection with. any ITM Finance Document, the transactions contemplated by the ITM Finance Documents or any· other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any ITM Finance Document; and

25.14.4        the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the ITM Facility Agent, any Party or by any other person under or in connection with any ITM
Finance Document, the transactions contemplated by the ITM Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipationof, under or in connection with any
ITM Finance Document.

25.15        Reference Banks

If a Reference Bank (or, if a Reference Bank is not an ITM Lender, the ITM Lender of which it is an Affiliate)
ceases to be an ITM Lender, the ITM Facility Agent shall {in consultation with the Company) appoint another
ITM Lender or an Affiliate of an ITM Lender to replace that Reference Bank.

25.16        Deduction from amounts payable by the ITM Facility Agent

If any Party owes an amount to the ITM Facility Agent under the ITM Finance Documents the
ITM Facility Agent may, after giving nofce to that Party, deduct an amount not exceeding that amount from any payment to that Party which the ITM Facility Agent would otherwise be obliged to make under the ITM Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the ITM Finance Documents that Party shall be regarded as having received any amount so deducted.

26     Conduct of business by the ITM Finance Parties

No provision of this Agreement will:

26.1.1    interfere with the right of any ITM Finance Parties to arrange its affairs (tax or otherwise) in
. whatever manner it thinks fit;

26.1.2        oblige any ITM Finance Parties to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

26.1.3        oblige any ITM Finance Parties to disclose any information relating to its affairs {tax or otherwise) or any computations in respect of Tax.

27     Sharing among the ITM Finance Parties

27.1     Payments to ITM Finance Parties

Subject to the provisions of the lntercreditor Deed, if an ITM Finance Party (a "Recovering ITM Finance Party") receives or recovers any amount from an Obligor other than in accordance with clause 28 (Payment mechanics) and applies that amount to a payment due under this
Agreement then:

27.1.1        the Recovering ITM Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the ITM Facility Agent;

27.1.2        the rna Facility Agent shall determine whether the receipt or recovery is in excess of the amount the
Recovering ITM Finance Party would have been paid had the receipt or recovery been received or made by the ITM Facility Agent and distributed in accordance with clause 28 (Payment mechanics), without taking account of any Tax which would be imposed on the ITM Facility Agent in relation to the receipt, recovery or distribution; and

27.1.3        the Recovering ITM Finance Party shall, within three Business Days of demand by the ITM Facility Agent, pay to the ITM Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the ITM Facility Agent determines may be retained by the Recovering ITM Finance Party as its share of any payment to be made, in accordance with clause 28.5 (Partial payments).

27.2    Redistribution of payments

The ITM Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the ITM Finance Parties (other than the Recovering ITM Finance Party) in accordance with clause 28.5 (Partial payments).

27.3        Recovering ITM Finance Parties's rights

27.3.1        On a distribution by the ITM Facility Agent under clause 27.2 (Redistribution of payments), the Recovering ITM
Finance Party will be subrogated to the rights of the ITM Finance Parties which have shared in the redistribution.

27.3.2        If and to the extent that the Recovering ITM Finance Party is not able to rely on its rights under clause 27.3.1 above, the relevant Obligor shall be liable to the Recovering ITM Finance Party for a debt equal to the Sharing
Payment which is immediately due and payable.

27.4        Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering ITM Finance Party becomes repayable and is repaid by that Recovering ITM Finance Parties; then:

27.4.1        each ITM Finance Party which has received a share of the relevant Sharing Payment pursuant to clause 27.2
(Redistribution of payments) shall, upon request of the ITM Facility Agent, pay to the ITM Facility Agent for
account of that Recovering ITM Finance Party an amount equal to the appropriate part of its share of the
Sharing Payment (together with an amount as is necessary to reimburse that Recovering ITM Finance Party for its proportion of any interest on the Sharing Payment which that Recovering ITM Finance Party is required to pay); and

27.4.2        that Recovering ITM Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing ITM Finance Parties for the amount so reimbursed.

27.5        Exceptiohs

27.5.1        This clause 27 (Sharing among the ITM Finance Parties) shall not apply to the extent that the Recovering ITM
Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

27.5.2        A Recovering ITM Finance Party is not obliged to share with any other ITM Lender any amount which the
Recovering ITM Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:
(a) it notified that other ITM Finance Parties of the legal or arbitration proceedings; and

(b) the other ITM Finance Parties had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

28     Payment mechanics

28.1        Payments to the ITM Facility Agent

28.1.1        On each date on which an Obligor or an ITM Lender is required to make a payment under an ITM Finance
Document, that Obligor or ITM Lender shall make the same available to the ITM Facility Agent (unless a contrary indication appears in an ITM Finance Document) for value on the due date at the time and in such funds specified by the ITM Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

28.1.2        Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the ITM Facility Agent specifies.

28:2     Distributions by the ITM Facility Agent

Each payment received by the ITM Facility Agent under the ITM Finance Documents for another Party shall, subject to clause 28.3 (Distributions to Obligors) and clause 28.4 (Ciawback) be made available by the ITM Facility Agent as soon as practicable after receipt . to the Party entitled to receive payment in accordance with this Agreement (in the case of an ITM Lender, for the account of its Facility Office), to such account as that Party may notify to the ITM Facility Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

28.3        Distributions to Obligors

28:3.1    Subject to clause 28.3.2 each payment received by the ITM Facility Agent in respect of the

Revolving Facility shall·be paid by the ITM Facility Agent into the relevant Revolving Account.

28.3.2        Without prejudice and in addition to any other right of the ITM Finance Parties under any applicable law the
ITM Facility Agent may (with the consent of the Obligor or in accordance with clause 29 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and furids of receipt) of any amount due from that Obligor under the ITM Finance Documents or in or towards purchase of any amount of any currency to be so applied.
.

28.4        Clawback

28.4.1        Where a sum is to be paid to the ITM Facility Agent under the ITM Finance Documents for another Party, the
ITM Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

28.4.2    If the ITM Facility Agent pays an amount to another Party and it proves to be the case that the ITM Facility
Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the ITM Facility Agent shall on demand refund the same to the ITM
Facility Agent together with interest on that amount from the date of payment to the date of receipt by the ITM
Facility Agent, calculated by the ITM Facility Agent to reflect its cost of funds.

28.5        Partial payments

28.5.1        If the ITM Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under this Agreement, the ITM Facility Agent shall (subject to the relevant provisions of the lntercreditor Deed) apply that payment towards the obligations of that Obligor under this Agreement in the following order:
(a) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the ITM Facility
Agent under this Agreement;
(b) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(c) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement;
and

(d) fourthly, in or towards payment pro rata of any other sum due but unpaid under this Agreement.

28.5.2        The ITM Facility Agent shall, if so directed by the Majority ITM Lenders, vary the order set out in clauses
28.5.1(b) to 28.5.1(d) above.

28.5.3        Clauses 28.5.1 and 28.5.2 above will override any appropriation made by an Obligor.

28.6        No set-off by Obligors
All payments to be made by an Obligor under·the ITM Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.7        Business Days

28.7.1        Any payment which is due to be made on a day that is not a Business Day shall be made on the next
Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

28.7.2    During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.8    Currency of account

28.8.1    Subject to clauses 28.8.2 and 28.8.3 below, euro is the currency of account and payment for any sum due from an Obligor under any ITM Finance Document.

28.8.2    Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

28.8.3        Any amount expressed to be payable in a currency other than euro shall be paid in that other currency.

28.9    Change of currency

28.9.1    Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

{a) any reference in the ITM Finance Documents to, and any obligations arising under the ITM
Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the ITM Facility Agent {after consultation with the
Company); and
(b) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the ITM Facility Agent {acting reasonably).

28.9.2    If a change in any currency of a country occurs, this Agreement will, to the extent the ITM Facility Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended tocomply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

28.10        Disruption to Payment Systems etc.

If either the ITM Facility Agent determines (in its discretion) that a Disruption Event has occurred or the ITM Facility Agent is notified by the Borrower that a Disruption Event has occurred:

28.10.1        the ITM Facility Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the ITM
Facility Agent may deem necessary in the circumstances;

28.10.2    the ITM Facility Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in clause 28.10.1 if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

28.10.3    the ITM Facility Agent may consult with the ITM Finance Parties in relation to any changes mentioned in clause 28.10.1 but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

28.10.4    any such changes agreed upon by the ITM Facility Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the ITM Finance Documents notwithstanding the provisions of clause 34
(Amendments and Waivers); ·

28.10.5    the ITM Facility Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the ITM Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 28.10 (Disruption to Payment Systems etc.);
and

28.10.6        the ITM Facility Agent shall notify the ITM Finance Parties of all changes agreed pursuant to clause 28.10.4 above.

29     Set-off

Subject to the relevant provisions of the lntercreditor Deed, an ITM Finance Party may set off any matured obligation due from an Obligor under the ITM Finance Documents (to the extent beneficially owned by that ITM Finance Parties) against any matured obligation owed by that ITM Finance Parties to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the ITM Finance Parties may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30     Notices

30.1     Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.
30.2    Addresses
The address and fax number {and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

30.2.1        in the case of the Company, that identified below:
Address: Bridge Road, Coakley, Nr Kidderminster, Worcestershire DY10 3SD
Attention: Miss Cecilia La Manna/Mr. Gary Chesterton
Fax number: +44 {0) 1562 850 561
Telephone number: +44 {0) 1562 852 554

30.2.2        in the case of the Borrower:
Address: Via Confortino 23/28, 1-40056 Cr.espellano, Joe. Calcara (Bologna), Italy
Attention: Cecilia La Manna
Fax number:+39 051 738 2.90

30.2.3        in the case of ITM:
Address: Via Confortino 23/28, 1-40056 Crespe!lano, loc. Calcara {Bologna), Italy
Attention: Cecilia La Manna
Fax number: +39 051 738 290

30.2.4        in the case of each ITM Lender that notified in writing to the ITM Facility Agent on or prior to the date on which it becomes a Party; and

30.2.5        in the case of the ITM Facility Agent and the lntercreditor Agent, that identified below:
Address: Loan Agency, Direzlone Investment Banking and Capital Markets, Piazza della Scala
6, Milan 20121, Italy

Attention: Miss Paola Elardo/Miss Maria Antonietta Rumbolo

Fax number: +39 02 8794 2013

Telephone number: +39 02 87943892

or any substitute address or fax number or department or officer as the Party may notify to the
ITM Facility Agent (or the ITM Facility Agent may notify to the other Parties, if a change is made by the ITM Facility Agent) by not less than five Business Days' notice.

30.3    Delivery

30.3.1    Any communication or document made or delivered by one person to another under or in connection with the
ITM Finance Documents will only be effective:

(a) if by way of fax, when received in legible form; or

(b) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under clause 30.2 (Addresses), if addressed to that department or officer.

30.3.2        Any communication or document to be made or delivered to the ITM Facility Agent will be effective only when actually received by the ITM Facility Agent and then only if it is expressly marked for the attention of the department or officer identified with the ITM Facility Agent's signature below (or any substitute department or officer as the ITM Facility Agent shall specify for this purpose)

30.3.3        All notices from or to an Obligor shall be sent through the ITM Facility Agent.

30.3.4        Any communication or document made or delivered to the Borrower in accordance with this clause will be deemed to have been made or delivered to each of the Obligors.

30.4        Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to clause 30.2 (Addresses) or changing its own address or fax number, the ITM
Facility Agent shall notify the other Parties.

30.5         Electronic communication

Any communication to be made between the ITM Facility Agent and an ITM Lender under or in connection with the ITM Finance Documents may be made by electronic mail or other electronic means, if the ITM Facility
Agent and the relevant ITM Lender:

30.5.1        agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

30.5.2        notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

30.5.3        notify each other of any change to their address or any other such information supplied by them.

30.6        Any electronic communication made between the ITM Facility Agent and an ITM Lender will be effective only when actually received in readable form and in the case of any electronic communication made by an ITM
Lender to the ITM Facility Agent only if it is addressed in such a manner as the ITM Facility Agent shall specify for this purpose.

30.7        English language

30.7.1        Any notice given under or in connection with any ITM Finance Document must be in English.

30.7.2        All other documents provided under or in connection with any ITM Finance Document must be:

(a) in English; or

(b) if not in English, and if so required by the ITM Facility Agent, accompanied by a certified
English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31     Calculations and certificates

31.1     Accounts

In any litigation or arbitration proceedings arising out of or in connection with an ITM Finance Document, the entries made in the accounts maintained by an ITM Finance Party aie prima facie evidence of the matters to which they relate.

31.2     Certificates and Determinations

Any certification or determination by an ITM Finance Party of a rate or amount under any ITM Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3     Day count convention

Any interest, commission or fee accruing under an ITM Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

32     Partial invalidity

If, at any time, any provision of the ITM Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33     Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any ITM Finance Parties, any right or remedy under the ITM Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34     Amendments and Waivers

34.1     Required consents

34.1.1     Subject to:

(a) the relevant provisions of the lntercreditor Deed; and

(b) clause 34.2 (Exceptions) below,

any term of this Agreement may be amended or waived only with the consent of the Majority

ITM Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

34.1.2	The ITM Facility Agent may effect on behalf of any ITM Finance Parties, any amendment or waiver permitted by this clause.

34.2     Exceptions

34.2.1	An amendment or waiver that has the effect of changing or which relates to:
(a) the definition of "Majority ITM Lenders,. in clause 1.1 (Definitions);
(b) an extension to the date of payment of any amount under this Agreement;

(c) a reduction in the Margin not expressly provided for in this Agreement or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d) any provision which expressly requires the consent of all the ITM Lenders; or
(e) Clause 2.2 (ITM Finance Parties' rights and obligations), clause 23 (Changes to the ITM Lenders) or this clause 34 (Amendments and Waivers);

shall not be made without the prior consent of all the ITM Lenders.

34.2.2	An amendment or waiver which relates to the rights or obligations of the ITM Facility Agent or the Arranger may not be effected without the consent of the ITM Facility Agent or the Arranger.

34.2.3    An amendment or waiver that has the effect of changing or which relates to:

(a) an increase in or an extension of any Commitment under this Agreement; an

(b) any provision which expressly requires the consent of the lntercreditor Agent (whether or not on the instruction of the Majority Senior Lenders), or any consent, approval or instruction from the Majority Senior Lenders, of all the ITM Lenders; or

(c) this clause 34 (Amendments and Waivers);

shall only be made in accordance with the provisions of the lntercreditor Deed.

35     Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

36     Summary Document

The Summary Document to be delivered by the Borrower pursuant to this Agreement is solely to provide a summary of the main terms and conditions of the Agreement for the purposes of the Bank of Italy's instructions on the transparency of banking transactions and services (lstruzioni di vigilanza perle banche, Titolo X, Capitola 1). The Parties agree that the Summary Document is not intended to amend, supplement or interpret this Agreement. In case of inconsistency between this Agreement and the Summary Document, this Agreement will prevail for all purposes.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

37     Governing law

This Agreement is governed by English law.

38     Enforcement

38.1        Jurisdiction

38.1.1        The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this
Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a
"Dispute").

38.1.2        The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

38.1.3        This clause 38.1 (Jurisdiction) is for the benefit of the ITM Finance Parties only. As a result, no ITM Finance
Parties shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.
To the extent allowed by law, the ITM Finance Parties may take concurrent proceedings in any number of jurisdictions.

38.2     Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Borrower and ITM as ITM Guarantor:

38.2.1        irrevocably appoint the Company as their agent for service of process in relation to any proceedings before the English courts in connection with any ITM Finance Document; and

38.2.2        agree that failure by the process agent to notify the relevant of the process will not invalidate the proceedings concerned.

38.3     Waiver of immunity

Each Obligor irrevocably and unconditionally:

(a) agrees not to claim any immunity from proceedings brought by an ITM Finance Party against it in relation to an ITM Finance Document and to ensure that no such claim is made on its behalf;

(b) consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c) waives all rights of immunity in respect of it or its assets.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

The OriginalParties

Part 1

The Original Obligors

Name of the Company                            Registration number (or equivalent, if any)

Titan Europe pic                            3018340

Name of Borrower                            Tax code, VAT and Registration number with
the Companies Register of Potenza

·ltaltractor I.T.M. S.p.A.	01731300362

Name of Guarantors	Registration number (or if applicable, Tax
code and VAT number}

Titan Europe pic	3018340

ltaltractor Operations S.p.A.	0292550362 (Companies Register of
Modena)

Part2

The Original ITM lenders

Name of Original ITM Lender	Revolvicing Facility Commitment	Term Loan Facility Commitment	Term Loan A	Term Loan B
lntesa Sanpaolo S.p.A	'€15,000,000	'€50,000,000	'€30,000,000	'€6,000,000
Unicredit S.p.A	'€10,600,000	'€35,300,000	'€30,500,000	'€6,000,000
(formerly Unicredit Corporate Banking S.p.A., formerly Banca di Roma S.p.A.)
Unicredit S.p.A.	'€4,400,000	'€14,700,000
(formerly Unicredit Corporate Banking S.p.A., formerly Bipop Carire S.p.A.)

Schedule 2

Conditions precedent

Conditions Precedent to InitialUtilisation

1     Obligors.

(a) A copy of the constitutional documents of the Company.

(b) A copy of a resOlution of the board of directors of the Company:·

(i) approving the terms of, and the transactions contemplated by, the ITM Finance Documents to which it is a party and resolving that it execute the ITM Finance Documents to which it is a party;

(ii) authorising a specified person or persons to execute the ITM Finance Documents to which it is a party on its behalf; and

(iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the ITM Finance Documents to which it is a party.

(c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d) A certificate of the Company (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on the Company to be exceeded.

(e) A certificate of an authorised signatory of each Obligor certifying that each copy

· document relating to it specified in this Part 1 of Schedule 2 (Conditions precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(f)     The Original Financial Statements of the Company.

(g) A notarial deed of incorporation and by-laws (statuto ed atto costitutivo) of the Borrower.

(h) An extract of the pages of the relevant company register of the Borrower containing the resolution of the board of directors of the Borrower (or if required by the existing constitutional documents of the Borrower, a copy of a resolution of the shareholders meeting of the Borrower):

(i) approving the terms of, and the transactions contemplated by, the ITM Finance Documents to which it is or will become a party and resolving that it execute the ITM Finance Documents to which it is a party and grant all the Security to be granted by it under any Security Document;

(ii} authorising a specified person or persons to execute the ITM Finance Documents and the other ITM Finance Documents to which it is a party and any Security Document to which it is a party on its behalf; and

(iii}" authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (inCluding, any Utilisation Request} to be sighed and/or despatched by it under or in connection with the ITM Finance Documents.

(i) A specimen of the signature of each person authorised by the resolution referred to in paragraph (h) above, and, if necessary, a notarised copy of a power of attorney empowering such person to sign the above documents on behalf of the Borrower.

0)
A certificate of the Borrower (signed by a director or legal representative) confirming that borrowing or guaranteeing the Total Commitments would not causany borrowing, guaranteeing or similar limit binding on it to be exceeded and that none of the circumstances contemplated in article 2447 of the Italian Civil Code has occurred in respect of it.

(k) A certificato di vigenza of the Borrower including a non-insolvency statement dated not earlier than 10 Business Days prior to the date of this Agreement.

(I}     Certificates from the competent court (certificato di assenza di procedure concorsuaft)

attesting that no insolvency proceedings against the Borrower have been commenced
(m) Evidence of the outstanding intercompany indebtedness to be refinanced under the Facility and a certificate signed by an authorised signatory of the Borrower describing the nature of such indebtedness and its main terms and conditions and certifying that such indebtedness is properly accounted for in the accounting books of the Borrower.

2     Legal opinions

(a} A legal opinion ofNorton Rose, English legal advisers to the Arranger. (b) A legal opinion of Norton Rose, Italian legal advisers to the Arranger
(c) A legal opinion of Gateley Wareing LLP as English legal advisers to the Company.
(d) A legal opinion of Norton Rose, as German legal advisers to the Arranger in relation to the lntertractor Share Pledge.

(e) A legal opinion of Allen & Overy, Milan, Italian legal advisers to the Company addressed to the ITM Facility Agent and the other ITM Finance Parties on issues such as, inter alia, status and capacity of the Borrower and any other Security Provider incorporated in Italy, to enter into and perform the ITM Finance Documents to which any of such entity is a party (or in the case of a Security Provider, to grant the relevant Security).

(f) A tax opinion from Allen & Overy, Milan addressing, inter alia, any issue relating to the relevant thin capitalisation rules applicable to the Company and the Borrower.

3    Other documents and evidence

(a} Evidence that the Acquisition has been fully and unconditionally completed and certified copies of all the Acquisition Documents.

(b) A certified copy of the Framework Agreement duly executed by the Existing Banks.

(c) Evidence that a capital increase in the Company of not less than £70,000,000 has been completed and fully paid in following Admission.

(d) An original of each ITM Finance Document, duly executed by the parties to it.

(e) A copy of any other Authorisation or other document, opinion or assurance which the ITM Facility Agent reasonably considers to be necessary or desirable following Cl change in law, banking regulations or banking practice in connection with the entry into and performance of the transactions contemplated by any ITM Finance Document or for the validity and enforceability of any ITM Finance Document.

(f)    The final business plan relating to the Acquisition, the Structure Memorandum and the Existing Debt Chart.

(g) Evidence that the fees, costs and expenses then due from any Obligor pursuant to clause 11 (Fees), clause 16 (Costs and expenses) and the letter cancelling a facility agreement dated 7 December 2005 have been paid or will be paid by the first Utilisation Date.

(h) A copy of the Admission Document.

(i) A Summary Document (in the form of Schedule 5 (Summary Document) signed for acknowledgement and acceptance by the relevant Borrower and constituting the Documento di Sintesi required by the relevant Italian banking regulations, namely Section 10 of the Bank of Italy's regulations of 25 July 2003 and the C.I.C.R. resolution dated 4 March 2003.

(j) An extract of the pages (stamped with the notarial seal) of the relevant company register setting out the ITM corporate resolutions approving an equity injection (versamento in conto capita/e) in ITM for not less than €94,000,000.

(k) Evidence that the process agent specified in clause 38.2 (Service of process) has accepted its appointment in relation to the Borrower and ITO as ITM Guarantor.

4     Security

(a) Evidence that all Security to be created pursuant to the Security Documents has been :

.created and all the formalities required by any applicable law for the perfection of such

Security have been complied with.

(b) In relation to Security Providers incorporated outside Italy, copies of any corporate authorisation or evidence that any other necessary action has been taken to authorise each Security Provider to enter into, deliver and perform the Security Document to which any such Security Provider is a party and in relation to any Security Providers incorporated in Italy, an extract of the pages (stamped with the notarial seal) of the relevant company register of each Security Provider to enter into, deliver and perform the Security Document to which ith Security Provider is a party.

Schedule 3

Form of Utilisation Request

Utilisation Request

From:     [Borrower]

To:     [ITM Facility Agent]
Dated: Dear Sirs

€130,000,000 Facility Agreement dated [] {the "Agreement")

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2     We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[] (or, if that is not a Business Day, the next Business Day)

Amount:

[] or, if less, the Available Facility

Interest Period:     []

3	The principal amount (or its equivalent in euro) of the Existing Secured Facilities outstanding as at the date of this Utilisation Request is € [].

4	We confirm that each condition specified in clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

5	We confirm that the proceeds of this Loan will be applied towards one or more of the purposes specified in clause 3.1 (Purpose) of the Agreement as follows:

Clause: []

Purpose: []

6     [We have attached hereto the evidence and the certificate referred to in clause 5.3.4 of the

Agreement]' [we have attached hereto the evidence and the certificate referred to in clause
5.3.7 of the Agreement].

7
[In relation to a Utilisation under the Term Loan Facility, we confirm that the copies of the documents referred to in sub-paragraphs (a), (b) and (c) of clause 5.3.7 of the Agreement are true copies of the originals.]·

8	The proceeds of this Loan should be credited to [specify account detail and details of the account holder].

9    This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

Schedule 4

Form of Transfer Certificate

To:     [] as ITM Facility Agent

From:     [The Existing ITM Lender] (the "Existing ITM Lender") and [The New ITM Lender] (the
"New ITM Lender") Dated:

Dear Sirs

€130,000,000 Facility Agreement dated [] (the "Agreement")

1
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2     We refer to clause 23.5 (Procedure for transfer):

(a) The Existing ITM Lender and the New ITM Lender agree to the Existing ITM Lender transferring to the New ITM Lender all or part of the Existing ITM Lender's Commitment. rights and obligations . referred to in the Schedule in accordance with clause 23.5 (Procedure for transfer).

(b)     The proposed Transfer Date is [].

(c)     The Facility Office and address. fax number and attention details for notices of the New

ITM Lender for the purposes of clause 30.2 (Addresses) are set out in the Schedule.

3	The New ITM Lender expressly acknowledges the limitations on the Existing ITM Lender's obligations set out in clause 23.4.3 (Limitation of responsibility of Existing ITM Lenders).

[4/5] This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[5/6] This Transfer Certificate is governed by English law.

THE SCHEDULE CommitmenUrights and obligations to be transferred
[insert relevant details]

(Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing ITM Lender]     [New ITM Lender] By:     By:
This Transfer Certificate is accepted by the ITM Facility Agent and the Transfer Date is confirmed as
].

[ITM Facility Agent] By:

Schedule 5

Form of Summary Document

II presente documento, redatto ai sensi delle istruzioni della Banca d'ltalia sulla trasparenza dei servizi e delle operazioni bancarie (Jstruzioni di Vigilanza perle banche, Titolo X, Capitola 1), evidenzia una sintesi delle piu significative condizioni contrattuali ed economiche del Facilities Agreement per complessivi Euro 80.000.000 (ottantamilioni) stipulato in data 2 febbraio 2006 come modificato in data 19 maggio 2009, tra le parti qui di seguito indicate (il "Contralto diFinanziamento").

II testo integrale delle clausole che regolano il finanziamento e contenuto nel Contratto di Finanziamento. Parole ed espressioni definite nel Contratto di Finanziamento hanno il medesimo significato quando usate nel presente documento.

1    PARTICONTRATTUALI E PRINCIPAL! CONDIZIONI DEL FINANZIAMENTO

1.1     Parti

Debitore {Borrower): ltaltractor Operations. S.p.A.

Banche Finanziatrici (Original ITM Lenders): lntesa Sanpaolo S.p.A (gia lntesa S.p.A.) UniCredit Corporate Banking S.p.A. (gia Banca di Roma S.p.A. e Bipop Carire
Banca Agente (ITM FAcility Agent): lntesa Sanpaolo S.p.A (gia lntesa S.p.A.) Arranger: lntesa Sanpaolo S.p.A (gia lntesa S.p.A.)
lntercreditor Agent: lntesa Sanpaolo S.p.A (gia lntesa S.p.A.) Garanti: Titan Europe pice ltaltractor Operations S.p.A.
1.2     lmporto complessivo del Finanziamento, come modificato in data 19 maggio 2009: Euro

80.000.000 (ii"Finanziamento")

·Facility: per un ammontare massimo di Euro 80.000.000

Scopo: finanziare gli ammontari dovuti dalla Societa o da una delle sue controllatw (definite

"Subsidiaries") per l'acquisto o il rimborso, in tutto o in parte, delle Notes in circolazione;

Periodo di interessi: ha inizio in corrispondenza deii'Utilisation Date o (se gia avvenuta) dell'ultimo giorno del precedente periodo di interessi. II periodo di interessi durera 3 mesi aile condizioni indicate all'art. 9 (Interest Periods) del Contratto diFinanziamento;

Tasso di interesse: EURIBOR piu il Margine (Margin) di volta in volta applicabile;

Margine: 3,50% in ragione d'anno

Tasso di mora: Ia misura sara determinata aumentando il tasso di interesse di 1,5%;

Rimborso: in 20 rate di eguale importo, aile condizioni indicate all'art. 6.1 del Contratto di

Finanziamento.

2     DICHIRAZIONI E GARANZIE

Come meglio descritto all'art. 18 (Representation) del Contratto di Finanz!amento, questa riguardano, inter alia: status, poteri, pari passu, assenda di conflitti con altre obbligazioni, assenza di eventi di risoluzione, assenza di procedure concorsuali, corporate benefit.

3     PRINCIPAL! OBBLIGAZIONI DEL DEBITORE

Come meglio descritto agli artt. 19 (Information undertakings), 20 (Financial covenants) e 21 (General undertakings), queste includono, inter alia: specifici obblighi informative, if rispetto di determinati parametric finanziari, il rispetto dei termini e delle condizioni della Hedging Policy, il negative pledge, il pari passu, il non concedere prestiti ne garanzie se non nei limiti indicati nel Contralto di Finanziamento, Ia possibilita di procedere ad operazioni di fusione o acquisizione solo aile condizioni e nei termini previsti dal Contralto di Finanzianiento.

4     RISOLUZIONE

AI verificarsi di determinati eventi o per violazione di clausole contrattuali rilevanti come da art.

22 (Events of Default) del Contratto di Finanziamento.

5     INDICATORE SINTETICO Dl COSTO

L'indicatore sintetico di costo e pari a []%

6     LEGGE APPLICABILE E FORO COMPETENTE

II Contratto di Finanziamento e regolato dalla Iegge inglese e qualsiasi controversia (incluse quelle relative all'esistenza, alia validita o alia risoluzione del Contralto di Finanziamento) sara devoluta alia competenza esclusiva delle cortiinglesi.

Schedule 6

Form of Compliance Certificate

To: [] as ITM Facility Agent

From:     [Borrower] Dated:
Dear Sirs

€130,000,000 Facility Agreement dated [] (the "Agreement")

1
We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2     We confirm that: [Insert details of covenants to be certified]

3    [We confirm that no Default is continuing.]'

Signed:

Director of.                                · Director of
[Borrower]                                [Borrower]

for and on behalf of

[name of the Borrower]

for and on behalf of

[name of the Borrower}

If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, If any, being taken to remedy it.

Schedule 7

Existing Security

Name of Obligor                     Security                Total Principal Amount of
Indebtedness Secured

lntertractor America Co.                First priority security interest in     All monies and liabilities owed to La
and to any and all property of     · Salle Bank N.A.
the company

ltaltractor Landroni Ltda                Mortgage of real estate        All monies due to Banco Nacional do
Desenvolvimento Economico e Social

Schedule 8

Timetables

Delivery of a duly completed Utilisation                11:00 a.m. Brussels
Request (clause 5.1 (Delivery of a                time 3 Business days
Utilisation Request)                        before requested
Utilisation Date

ITM Facility Agent notifies the ITM
Lenders of the Loan in accordance with
clause 5.4 (ITM Lenders' participation)
EURIBOR is fixed

Quotation Day as of
11:00 am (Brussels time)

Schedule 9

Repayment Schedule

Repayment Date	Repayment Instalment
31 January 2012	'€2,000,000
30 April 2012	'€2,000,000
31 July 2012	'€2,000,000
31 October 2012	'€2,000,000
31 January 2013	'€2,000,000
30 April 2013	'€2,000,000
31 July 2013	'€2,000,000
31 October 2013	'€2,000,000
31 January 2014	'€5,500,000
30 April 2014	'€5,500,000
31 July 2014	'€5,500,000
31 October 2014	'€5,500,000
31 January 2015	'€5,500,000
30 April 2015	'€5,500,000

Repayment Date	Repayment Instalment
31 July 2015	'€5,500,000
31 October 2015	'€5,500,000

Schedule 10

Hedging Policy

1     Introduction

1.1
This Schedule 10 (Hedging Policy) constitutes the Hedging Policy for the purposes of the Facility Agreement between, among others, ltaltractor ITM S.p.A. as Borrower and lntesa Sanpaolo S.p.A. as lntercreditor Agent, ITM Facility Agent and ITM Lender. Under clause 21.8 (Hedging) of the Facility Agreement, the Borrower is obliged to comply with the terms of this Hedging Policy.

1.2     The objective of the Hedging Policy is to mitigate the Borrower's exposure to interest rate risk.

1.3
The Parties agree that the ITM Hedging Agreements are to be used solely as a risk management tool to protect the Borrower from adverse movements in financial markets. The Borrower shall not enter into the ITM Hedging Agreements or derivative transactions as a means of speculating on movements in the underlying financial markets.

1.4
In this Hedging Policy, "Base Amount" means at any time the aggregate of (i) the aggregate principal amount outstanding under the Term Loan Facility and (i) the aggregate principal amount hedged under the ITO Facility.

2     Obligation to enter ITM Hedging Agreements

2.1     The Borrower shall:

2.1.1
enter into ITM Hedging Agreements that satisfy the requirements of paragraphs 2.2 and 2.3 of this Hedging Policy by no later than seven Business Days from the date of the Amendment and Restatement Agreement No. 1; and

2.1.2
be obliged to maintain at all times ITM Hedging Agreements which when aggregated with the principal amount of the ITO Facility hedged under the ITO Hedging Agreements (as defined under the ITO Facility) is in aggregate at least 100% of the Bctse Amount.

2.2
The Borrower shall only enter into an ITM Hedging Agreement with lntesa Sanpaolo S.p.A. or any Affiliate of lntesa Sanpaolo S.p.A. or, subject to the consent of the Arranger, another person who is a Lender or an Affiliate of a Lender and who is attributed a credit rating by S&P of at least A- or by Moody's of at least A3.

2.3
The Borrower shall enter into and maintain at all times ITM Hedging Agreements in accordance with paragraph 2.1, at the prevailing market conditions at the time of entering into of such ITM Hedging Agreements.

2.4	The ITM Hedging Agreements contemplated by paragraph 2.3 shall match the repayment profile of the Term Loan Facility in respect of which such ITM Hedging Agreement nominally relates.

2.5
In respect of any period ending prior to the first Repayment Date, the Borrower shall ensure that the due date for value (as referred to in Section 2(a)(ii) of the ISDA Master Agreement (2002) and as specified in the applicable confirmations) in respect of each ITM Hedging Agreement shall coincide with the Interest Payment Dates relative to the Loan in respect of which such ITM Hedging Agreement nominally relates.

2.6
In respect of any period commencing on or after the first Repayment Date for the Term Loan Facility, the Borrower shall ensure that each due date for value in respect of each ITM Hedging Agreement shall coincide with each Interest Payment Date relative to the Term Loan in respect of which such ITM Hedging Agreement nominally relates.

3     Prepayment of Loans

3.1     If the Borrower:

(a)	makes a prepayment (whether in whole or in part) of any of the Term Loans to which any of the ITM Hedging Agreements nominally relate; or

(b)	cancels all or part of any of the Commitments under any of the Term Loan Facility to which any of the ITM Hedging Agreements nominally relate,

then the Borrower shall immediately close out and terminate sufficient ITM Hedging Agreements (or part thereof) as is necessary to ensure that the aggregate notional principal amount of the ITM Hedging Agreements is no greater than 105% of the outstanding amount under the Facility to which such ITM Hedging Agreements relate.

Schedule 11

Existing Financial Indebtedness

Part I

Existing Financial Indebtedness

Debtor ' ---...;_.... _	:_ -. Lender - ..	Financial Indebtedness (£)
Titan Europe Pic	Lloyds	'£7,500,000
Titan ltalia S.p.A.	BNL/Intesa Sanpaolo	'£2,770,000
lntertractor USA	lntesa Sanpaolo	'£10,533,000
Titan Europe Pic	Pool of banks	'£24,703,000
Members of Titan Group	Various	£9,987,000 (financial lease)
ITO	lntesa Sanpaolo/Unicredit	'£27,874,000
ltaltractor Landroni Ltda	lntesa Sanpaolo	'£2,215,000

Part II

Existing Short Term Financial Indebtedness

Debtor	Lender	Financial Indebtedness
(£)
Titan Europe Pic	Lloyds	'£7,500,000
Titan ltalia S.p.A.	BNUintesa Sanpaolo	'£22,985,000
Titan France S.a.s.	Various	'£1,719,000
Titan Wheels Australia	National Australian Bank	'£2,427,000
Aros del Pacifico S.A.	BBVA	'£1,514,000
Aros del Pacifico S.A.	Various	'£65,000
ITM	lntesa Saopaolo/MPS	'£17,189,000
ITO	BNL	'£5,760,000
PYRSA	Various	'£3,173,000
lntertractor	Commerzbank	'£3,716,000
PYRSA	Various	'£781,000
Titan Wheels Australia	Various	'£338,000